EXHIBIT 2.1


================================================================================



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                 CRDENTIA CORP.,

                                   CRDE CORP.

                          AHHC ACQUISITION CORPORATION

                                       AND

                   ARIZONA HOME HEALTH CARE/PRIVATE DUTY, INC.



                              DATED AUGUST 26, 2004



================================================================================


                                                 TABLE OF CONTENTS

                                                                                                              PAGE

ARTICLE 1         Definitions....................................................................................1

         1.1      Defined Terms..................................................................................1
         1.2      Construction of Certain Terms and Phrases.....................................................10

ARTICLE 2         The Merger....................................................................................10

         2.1      The Merger....................................................................................10
         2.2      Effective Time................................................................................10
         2.3      Effect of the Merger..........................................................................11
         2.4      Articles of Incorporation; Bylaws.............................................................11
         2.5      Directors and Officers........................................................................11
         2.6      Effect on Capital Stock/Merger Consideration..................................................11
         2.7      Closing Assets and Post-Closing Payments......................................................12
         2.8      Exchange Procedure............................................................................12
         2.9      Advance Closing Payment; Earn-out.............................................................14
         2.10     Closing.......................................................................................14
         2.11     Exemption from Registration...................................................................16
         2.12     Authorization of the AHHC Shareholder Representative..........................................17

ARTICLE 3         Representations and Warranties of the Company.................................................18

         3.1      Organization of the Company...................................................................18
         3.2      Capital Stock of the Company..................................................................18
         3.3      Ownership of Shares...........................................................................19
         3.4      Authority of the Company......................................................................19
         3.5      No Affiliates.................................................................................19
         3.6      No Conflicts..................................................................................19
         3.7      Consents and Governmental Approvals and Filings...............................................20
         3.8      Books and Records.............................................................................20
         3.9      Company Financial Statements..................................................................20
         3.10     Absence of Changes............................................................................20
         3.11     No Undisclosed Liabilities....................................................................20
         3.12     Tangible Personal Property....................................................................21
         3.13     Plans.........................................................................................21
         3.14     Real Property Leases..........................................................................21
         3.15     Intellectual Property Rights..................................................................21
         3.16     Proprietary Information of Third Parties......................................................22
         3.17     Compliance with Legal Requirements; Governmental Authorizations...............................22
         3.18     Legal Proceedings; Orders.....................................................................23
         3.19     Contracts.....................................................................................25
         3.20     Accounts Receivable...........................................................................26
         3.21     Accounts Payable..............................................................................27
         3.22     Equipment.....................................................................................27
         3.23     Insurance.....................................................................................27
         3.24     Tax Matters...................................................................................27

                                                       -i-

                                                 TABLE OF CONTENTS
                                                    (continued)
                                                                                                              PAGE

         3.25     Labor and Employment Relations................................................................28
         3.26     Certain Employees.............................................................................29
         3.27     Absence of Certain Developments...............................................................29
         3.28     Customers.....................................................................................31
         3.29     Bank Accounts.................................................................................31
         3.30     Permits.......................................................................................31
         3.31     Regulatory Compliance.........................................................................31
         3.32     Third Party Consents..........................................................................32
         3.33     Relationships with Related Persons............................................................32
         3.34     Certain Payments..............................................................................32
         3.35     Brokers.......................................................................................32
         3.36     Verification of Credentials...................................................................33
         3.37     Training......................................................................................33
         3.38     Material Misstatements and Omissions..........................................................33
         3.39     Existing Indebtedness.........................................................................33

ARTICLE 4         Representations and Warranties of Parent, HOLDING CO. and Acquisition Co......................34

         4.1      Organization..................................................................................34
         4.2      Authority.....................................................................................34
         4.3      Litigation....................................................................................34
         4.4      Reports and Financial Statements..............................................................34
         4.5      Brokers.......................................................................................35

ARTICLE 5         Representations and Warranties of the Shareholders............................................35

         5.1      Requisite Power and Authority.................................................................35
         5.2      Investment Representations....................................................................35
         5.3      Transfer Restrictions.........................................................................36
         5.4      Market Standoff...............................................................................37

ARTICLE 6         Additional Agreements.........................................................................38

         6.1      Operation of Business Prior to Effective Time.................................................38
         6.2      No Solicitation or Negotiation................................................................41
         6.3      Access to Information.........................................................................41
         6.4      Public Announcements; Company Literature......................................................41
         6.5      Notification of Certain Matters...............................................................42
         6.6      Fees and Expenses.............................................................................42
         6.7      Confidentiality...............................................................................42
         6.8      Market Standstill.............................................................................43
         6.9      Payroll Practice..............................................................................43

ARTICLE 7         Conditions to Consummation of the Merger......................................................43

         7.1      Conditions to Each Party's Obligations to Effect the Merger...................................43

                                                       -ii-

                                                 TABLE OF CONTENTS
                                                    (continued)
                                                                                                              PAGE


         7.2      Conditions to the Obligations of the Company..................................................43
         7.3      Conditions to the Obligations of Parent, Holding Co. and Acquisition Co.......................44

ARTICLE 8         Termination; Amendment; Waiver................................................................45

         8.1      Termination...................................................................................45
         8.2      Effect of Termination.........................................................................46
         8.3      Amendment.....................................................................................46
         8.4      Extension; Waiver.............................................................................46

ARTICLE 9         Actions by the Parties After the Closing......................................................46

         9.1      Survival of Representations, Warranties, Etc..................................................46
         9.2      Indemnification...............................................................................47
         9.3      Right of Offset...............................................................................49
         9.4      Articles of Incorporation and Bylaws..........................................................49
         9.5      Exclusivity...................................................................................50
         9.6      Treatment of Indemnity Payments...............................................................50
         9.7      Limitations on Indemnification................................................................50

ARTICLE 10        Miscellaneous.................................................................................50

         10.1     Further Assurances............................................................................50
         10.2     Notices.......................................................................................50
         10.3     Entire Agreement..............................................................................51
         10.4     Waiver........................................................................................51
         10.5     Amendment.....................................................................................52
         10.6     No Third Party Beneficiary....................................................................52
         10.7     No Assignment; Binding Effect.................................................................52
         10.8     Headings......................................................................................52
         10.9     Severability..................................................................................52
         10.10    Governing Law.................................................................................52
         10.11    Consent to Jurisdiction and Forum Selection...................................................52
         10.12    Construction..................................................................................53
         10.13    Counterparts..................................................................................53
         10.14    Attorney's Fees...............................................................................53

                                                      -iii-

                             SCHEDULES AND EXHIBITS


EXHIBITS
--------

Exhibit A             -    Articles of Merger
Exhibit B             -    Certificate of Merger
Exhibit C             -    Employment Agreement
Exhibit D             -    Non-Competition and Non-Solicitation Agreement
Exhibit E             -    Company Officer's Certificate
Exhibit F             -    Company Secretary Certificate
Exhibit G             -    Release
Exhibit H             -    Opinion of Counsel to Company
Exhibit I             -    Parent Officer's Certificate
Exhibit J             -    Parent Secretary Certificate
Exhibit K             -    Receivables Allocation Agreement
Exhibit L             -    Landlord Consent
Exhibit M             -    Deposit Account Control Agreement
Exhibit N             -    Assignment of Undertakings Under Agreement and Plan
                           of Reorganization

SCHEDULES
---------

Schedule 2.7(a)       -    Closing Date Balance Sheet
Schedule 2.7(b)       -    Closing Date Accounts Receivable
Company Disclosure Schedules

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of August 26, 2004, by and among Crdentia Corp., a Delaware corporation ("Parent"), CRDE Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("HOLDING CO."), AHHC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Holding Co. ("Acquisition Co."), Arizona Home Health Care/Private Duty, Inc., an Arizona corporation (the "Company"), and William W. Crocker and William C. Crocker who currently constitute all of the shareholders of the Company (individually a "Shareholder" and collectively, the "Shareholders").

                                    Recitals:

         A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the Arizona Business Corporation Act (the "ABCA"), Parent, Holding Co., Acquisition Co. and the Company will enter into a business combination transaction pursuant to which Acquisition Co. will merge with and into the Company (the "Merger").

         B. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

         C. The Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its shareholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

         D. The shareholders of the Company have unanimously approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

         E. The sole stockholder of Acquisition Co. has approved this Agreement, the Merger and other transactions contemplated by this Agreement.

         F. Parent, Holding Co., Acquisition Co. and the Company desire to make certain representations and warranties and other agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS
                                   -----------

         1.1 DEFINED TERMS. As used in this Agreement, the following defined terms have the meanings indicated below:

         "ABCA" has the meaning set forth in the first recital of this Agreement.

         "ACCOUNTS RECEIVABLE" has the meaning set forth in SECTION 3.20.

         "ACQUISITION CO." has the meaning set forth in the first paragraph of this Agreement.

         "ACQUISITION CO. COMMON STOCK" has the meaning set forth in SECTION 2.6(C)(III).

         "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

         "ADVANCE CLOSING PAYMENT" has the meaning set forth in SECTION 2.9(A).

         "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

         "AGREEMENT" has the meanings set forth in the first paragraph of this Agreement and in SECTION 2.2.

         "AHHC SHAREHOLDER REPRESENTATIVE" has the meaning set forth in SECTION 2.12(A).

         "ARTICLES OF MERGER" has the meaning set forth in SECTION 2.2.

         "ASSETS AND PROPERTIES" and "ASSETS OR PROPERTIES" of any Person each means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

         "AUDITOR" shall mean BDO Seidman, LLP, or such other certified public accounting firm engaged by Parent.

         "BASE YEAR AUDITED COMPANY REVENUE" shall mean the gross revenues of the Company during the twelve (12) month period ended on the Closing Date, as set forth in the Company Audited Financial Statements.

         "BOOKS AND RECORDS" of any Person means all files, documents, instruments, papers, books, computer files (including but not limited to files stored on a computer's hard drive or on floppy disks), electronic files and records in any other medium relating to the business, operations or condition of such Person.

         "BREACH" means a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement or any other agreement or document will be deemed to have occurred if there is or has been (a) any inaccuracy in a breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence or circumstance.

         "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of Texas are authorized or obligated to close.

         "CAMP PORTION" has the meaning set forth in SECTION 9.2(A).

         "CASH CONSIDERATION" has the meaning set forth in SECTION 2.6(B).

         "CERTIFICATE OF MERGER" has the meaning set forth in SECTION 2.2.

         "CLOSING" has the meaning set forth in SECTION 2.10(A).

         "CLOSING DATE" has the meaning set forth in SECTION 2.10(A).

         "CLOSING DATE NET WORTH" shall be the net worth of the Company defined as total assets minus total liabilities set forth in the unaudited financial statements of the Company for the twelve (12) month period ended on the Closing Date (which unaudited financial statements shall be mutually agreed upon by the Company and Parent).

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMISSION" means the Arizona Corporation Commission.

         "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

         "COMPANY AUDITED FINANCIAL STATEMENTS" means the balance sheet of the Company and the related statements of income and retained earnings for the indicated fiscal period prepared in accordance with GAAP and audited by the Auditors.

         "COMPANY COMMON STOCK" has the meaning set forth in SECTION 3.2(A) of this Agreement.

         "COMPANY DISCLOSURE SCHEDULE" means the disclosure schedule attached hereto which sets forth the exceptions to the representations and warranties contained in ARTICLE 3 hereof and certain other information called for by this Agreement.

         "COMPANY FINANCIAL STATEMENTS" means (i) the unaudited balance sheets of the Company and the related audited statements of income and retained earnings for the fiscal periods ended December 31, 2003, December 31, 2002 and December 31, 2001, and (ii) the Interim Financial Statements.

         "CONSENT" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement, including: (a) the Merger; (b) the execution, delivery, and performance of the Employment Agreement, the Non-Competition Agreements and the Releases; (c) the performance by Parent and the Company of their respective covenants and obligations under this Agreement; and (d) Parent's acquisition and ownership of the Company Common Stock and exercise of control over the Company.

         "CONTRACT" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "COPYRIGHTS" has the meaning set forth in the definition of "Intellectual Property."

         "DAMAGES" has the meaning set forth in SECTION 9.2(A).

         "DEFINED BENEFIT PLAN" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

         "DGCL" has the meaning set forth in the first recital of this Agreement.

         "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization, all as calculated in accordance with GAAP.

         "EFFECTIVE TIME" has the meaning set forth in SECTION 2.2.

         "EMPLOYMENT AGREEMENT" has the meaning set forth in SECTION
2.10(B)(II).

         "ENCUMBRANCES" means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, equitable interest, levy, charge, community property interest, right of first refusal or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXISTING INDEBTEDNESS" has the meaning set forth in SECTION 3.39.

         "FINAL DATE" has the meaning set forth in SECTION 8.1(B).

         "GAAP" means United States generally accepted accounting principles, as currently in effect, applied on a basis consistent with the basis on which Parent's audited financial statements are prepared.

         "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, set forth or otherwise made available by or under the authority of any Governmental or Regulatory Authority or pursuant to any Legal Requirement.

         "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, any state, county, city or other political subdivision.

         "HOLDING CO." has the meaning set forth in the first paragraph of this Agreement.

         "INTELLECTUAL PROPERTY" means (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof (collectively, "Patents"); (ii) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (collectively, "Trademarks"), (iii) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith and mask works and all applications, registrations and renewals in connection therewith (collectively, "Copyrights");
(iv) trade secrets and confidential business information (including without limitation, product specifications, data, know-how, inventions and ideas, past, current and planned research and development, customer lists, current and anticipated customer requirements, price lists, market studies, business plans), however documented; (v) proprietary computer software and programs (including object code and source code) and other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium); (vi) database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other related information, however, documented; (vii) any and all information concerning the business and affairs of a Person (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; (viii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for a Person containing or based, in whole or in part, on any information included in the foregoing, however documented; (ix) all industrial designs and any registrations and applications therefor; (x) all databases and data collections and all rights therein (items
(iv)-(x) shall be referred to as "Trade Secrets and Other Proprietary Information"); and (xi) any similar or equivalent rights to any of the foregoing anywhere in the world.

         "INTERIM FINANCIAL STATEMENTS" means the unaudited balance sheet and the related unaudited statement of income and retained earnings for the Company, in each case for the five month period ended May 31, 2004.

         "KNOWLEDGE OF THE COMPANY" or "KNOWN TO THE COMPANY" means the knowledge of any Shareholder. A Shareholder, will be deemed to have Knowledge of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) such individual is actually aware of such facts or in possession of information in either case as would cause a reasonably prudent individual to be aware of such fact or other matter.

         "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

         "LETTER OF TRANSMITTAL" has the meaning set forth in SECTION 2.8(A).

         "MATERIAL ADVERSE EFFECT" means, for any Person, a material adverse effect whether individually or in the aggregate (a) on the business, operations, financial condition, Assets and Properties, liabilities or prospects of such Person, or (b) on the ability of such Person to consummate the transactions contemplated hereby.

         "MERGER" has the meaning set forth in the first recital of this Agreement.

         "MERGER CONSIDERATION" has the meaning set forth in SECTION 2.6(B).

         "MERGER CONSIDERATION A/R ADJUSTMENT" has the meaning set forth in
SECTION 2.7(B)

         "NON-COLLECTIBLE A/R" has the meaning set forth in SECTION 2.7(B).

         "NON-COMPETITION AGREEMENT" has the meaning set forth in SECTION 2.10(B)(III).

         "ORDER" means any award, decision, writ, judgment, decree, ruling, subpoena, verdict, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "ORDINARY COURSE OF BUSINESS" means the action of a Person that is (i) consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (ii) not required to be authorized by the board of directors of the Company; and (iii) similar in nature and magnitude to actions customarily taken, without the action of the board of directors or similar body, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as the Company.

         "OTCBB" shall mean the regulated quotation service known as the OTC Bulletin Board, or any other exchange, market or association on which shares of Parent Common Stock are listed, quoted or traded.

         "OUTSTANDING COMPANY COMMON STOCK" has the meaning set forth in SECTION 2.6(A).

         "PARENT" has the meaning set forth in the first paragraph of this Agreement.

         "PARENT COMMON STOCK" means the shares of common stock of Parent, $0.0001 par value.

         "PARENT GROUP" has the meaning set forth in SECTION 9.2(A).

         "PARENT SEC DOCUMENTS" means each form, report, schedule, statement, exhibit and other document filed by the Parent since March 30, 2004 through the date of this Agreement under the Exchange Act or the Securities Act, including any amendment to such document.

         "PATENTS" has the meaning set forth in the definition of "Intellectual Property."

         "PERMITS" means all licenses, permits, certificates of authority, authorizations, approvals, registrations and similar consents granted or issued by any Governmental or Regulatory Authority.

         "PERMITTED ENCUMBRANCE" means (a) any Encumbrance for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and (b) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the business of the Company.

         "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, sick pay, layoff, reduction in force, change in control, salary continuation, retainer, education assistance, service award, employee discount, fringe benefit, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         "POST-CLOSING PERIOD" means any Tax period beginning after the close of business on the Closing Date or, in the case of any Tax period which includes, but does not begin, after the close of business on the Closing Date, the portion of such period beginning after the close of business on the Closing Date.

         "PRE-CLOSING PERIOD" means any Tax period ending on or before the close of business on the Closing Date or, in the case of any Tax period which includes, but does not end on, the Closing Date, the portion of such period up to and including the Closing Date.

         "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

         "REAL PROPERTY LEASES" means the real estate leases to which the Company is a party.

         "REGULATED SERVICES" has the meaning set forth in SECTION 3.31.

         "RELATED PERSON" means with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serve as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
(b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect benefit ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

         "RELEASE" has the meaning set forth in SECTION 2.10(B)(VI).

         "SEC" shall mean the Securities & Exchange Commission of the United States.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHAREHOLDERS" has the meaning set forth in the first paragraph of this Agreement.

         "STOCK CERTIFICATES" has the meaning set forth in SECTION 2.8(A).

         "SURVIVING CORPORATION" has the meaning set forth in SECTION 2.1.

         "TAX" (and, with correlative meaning, "Taxes," "Taxable" and "Taxing") means (i) all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected;
(ii) any liability for payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or other group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

         "TAX RETURN" shall mean any return, statement, declaration, notice, certificate or other document that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental or Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement related to any Tax.

         "THIRD PARTY EXPENSES" has the meaning set forth in SECTION 6.6.

         "THREATENED" means a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that such a claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "TRADEMARKS" has the meaning set forth in the definition of "Intellectual Property."

         "TRADE SECRETS AND OTHER PROPRIETARY INFORMATION" has the meaning set forth in the definition of "Intellectual Property."

         "TRANSFER TAXES" means all federal, state, local or foreign sales, use, transfer, real property transfer, mortgage recording, stamp duty, value-added or similar Taxes that may be imposed in connection with the execution or completion of the transactions contemplated by this Agreement, together with any interest, additions to Tax or penalties with respect thereto and any interest in respect of such additions to Tax or penalties.

         "TREASURY REGULATIONS" means the final and temporary regulations promulgated under the Code.

         "YEAR ONE AUDITED COMPANY REVENUE" shall mean the gross revenues of the Company during the twelve (12) month period ended one (1) year from the Closing Date, as set forth in the Company Audited Financial Statements.

         "YEAR ONE INCREMENTAL COMPANY REVENUE" has the meaning set forth in
SECTION 2.9(B). "YEAR TWO AUDITED COMPANY REVENUE" shall mean the gross revenues of the Company during the twelve (12) month period ended two (2) years from the Closing Date, as set forth in the Company Audited Financial Statements.

         "YEAR TWO INCREMENTAL COMPANY REVENUE" has the meaning set forth in
SECTION 2.9(B).

         1.2 CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or;" and (f) "including" means "including without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE 2
                                   THE MERGER
                                   ----------

         2.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL and the ABCA, Acquisition Co. shall be merged with and into the Company, the separate corporate existence of Acquisition Co. shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

         2.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by the filing of the articles of merger substantially in the form attached hereto as EXHIBIT A (the "Articles of Merger") with the Commission and a certificate of merger substantially in the form attached hereto as EXHIBIT B (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in each case in accordance with the relevant provisions of the ABCA and the DGCL (the time of acceptance by the Commission of such filing, or such later time as may be agreed in writing by the parties and specified in the Articles of Merger, being the "Effective Time") as soon as practicable on the Closing Date. Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement, the Articles of Merger and the Certificate of Merger.

         2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and the ABCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Co. shall vest in the

Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Co. shall become the debts, liabilities and duties of the Surviving Corporation.

         2.4 ARTICLES OF INCORPORATION; BYLAWS.

                  (a) At the Effective Time, the Certificate of Incorporation of Acquisition Co. shall be the Articles of Incorporation of the Surviving Corporation, except to the extent the Certificate of Incorporation of Acquisition Co. is inconsistent with the ABCA and except that Article I thereof shall be amended to read in its entirety as follows: "The name of the Corporation is Arizona Home Health Care/Private Duty, Inc."

                  (b) At the Effective Time, the Bylaws of Acquisition Co. shall be the Bylaws of the Surviving Corporation, except to the extent the Bylaws of Acquisition Co. are inconsistent with the ABCA and except that the Bylaws shall be amended to reflect that the name of the Surviving Corporation shall be "Arizona Home Health Care/Private Duty, Inc."

         2.5 DIRECTORS AND OFFICERS. The directors of Acquisition Co. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of Acquisition Co. immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until their successors are duly elected or appointed or qualified.

         2.6 EFFECT ON CAPITAL STOCK/MERGER CONSIDERATION.

                  (a) CONVERSION OF COMPANY COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (the "Outstanding Company Common Stock") shall be canceled and automatically converted into the right to receive, upon surrender of the certificates representing such shares and a Letter of Transmittal, a ratable portion of the Merger Consideration. At the Effective Time, all rights in respect of such Outstanding Company Common Stock shall cease to exist, other than the right to receive the Merger Consideration, and all such shares shall be cancelled and retired.

                  (b) MERGER CONSIDERATION. The merger consideration (the "Merger Consideration" shall consist of and be paid as follows: (i) $3,900,000 paid in cash (the "Cash Consideration") on the Closing Date. The Cash Consideration shall be paid $1,950,000 to William W. Crocker in return for his stock, and $1,950,000 to William C. Crocker in return for his stock, in both cases by wire transfer to accounts designated by them or by cashier's checks drawn upon a federally insured lending institution on the Closing Date; and (ii) the gross amount of the accounts receivable of the Company as set forth on
Schedule 2.7(b) as of the Closing Date paid to the AHHC Shareholder Representative following the Closing Date pursuant to SECTION 2.7(B). All amounts paid under clause (ii) of this Section or under Section 2.7(b) shall be paid one-half to each Shareholder.

                  (c) ACTIONS AT THE EFFECTIVE TIME. At the Effective Time:

                           (i) Except for the securities referred to in SECTION
2.6(C)(II) below, each share of Outstanding Company Common Stock will automatically, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into a right to receive from Parent the Merger Consideration in the amount as determined pursuant to this SECTION 2.6.

                           (ii) Each share of Company Common Stock held in the
treasury of the Company shall be canceled and retired without payment of any consideration therefor.

                           (iii) Each share of common stock of Acquisition Co.
("Acquisition Co. Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation and shall constitute the only shares of capital stock of the Surviving Corporation outstanding immediately after the Effective Time. Each stock certificate of Acquisition Co. evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         2.7 CLOSING ASSETS AND POST-CLOSING PAYMENTS.

                  (a) At the Closing, the assets of the Company shall consist of those assets shown on Schedule 2.7(a) hereto, provided, however, that (i) the cash held by the Company may be reduced to $35,000, (ii) William W. Crocker's automobile will be transferred to him prior to the Closing, and (iii) the loan made by the Company to William W. Crocker in the approximate amount of $43,950 will be forgiven in full. At the Closing, the Company shall have no outstanding liabilities other than those shown on Schedule 2.7(a) hereto (other than liabilities arising in the ordinary course of business), provided, that (i) notes payable in the aggregate amount of $181,186 shown on Schedule 2.7(a) owing to William W. Crocker, Scotty Roland, and Albert Fuentes shall have been satisfied in full (whether through payment or forgiveness by the Company), and
(ii) Parent and the Company shall work in good faith following the Closing Date to determine the amounts owed to Parent by the Company to satisfy the Company's portion of accounts payable and liabilities incurred and accrued as of the Closing Date.

                  (b) One hundred percent (100%) of the Surviving Corporation's cash collections with respect to the accounts receivable of the Company existing as of the Closing Date, set forth on SCHEDULE 2.7(B) attached hereto, shall be promptly paid to the AHHC Shareholder Representative pursuant to the terms of the Receivables Allocation Agreement attached hereto as EXHIBIT K (the "RECEIVABLES ALLOCATION AGREEMENT"). To the extent that any Accounts Receivable are non-collectable (the "Non-Collectable A/R"), the Merger Consideration under
Section 2.6(b)(ii) shall be reduced by an amount equal to the Non-Collectable A/R (the "Merger Consideration A/R Adjustment"), and neither Parent nor the Surviving Corporation shall have any liability to the Shareholders with respect to the Non-Collectible A/R and/or the Merger Consideration A/R Adjustment.

         2.8 EXCHANGE PROCEDURE.

                  (a) Promptly after the Effective Time, Parent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Company Common Stock (the "Stock Certificates") whose shares are being converted into a ratable portion of the Merger Consideration pursuant to SECTION 2.6 above, (i) a letter of transmittal

(which shall specify that delivery shall be effected, and risk of loss and title to the Stock Certificates shall pass, only upon delivery of the Stock Certificates to Parent and which shall be in such form and have such other provisions as Parent may reasonably specify) (the "Letter of Transmittal") and
(ii) instructions for use in effecting the surrender of the Stock Certificates in exchange for the Merger Consideration. Upon surrender of a Stock Certificate for cancellation to Parent or to such other agent or agents as may be appointed by Parent, duly endorsed in blank (or accompanied by duly executed stock powers) and, if necessary, spousal consents by each spouse, if any, of the holder of such Stock Certificate, duly executed by such spouses, together with such Letter of Transmittal duly executed, the holder of such Stock Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of Company Common Stock is entitled pursuant to SECTION 2.6 above. The Stock Certificates so surrendered shall forthwith be canceled. No interest will accrue or be paid to the holder of any Company Common Stock. From and after the Effective Date, until surrendered as contemplated by this SECTION 2.8, each Stock Certificate shall be deemed for all corporate purposes to evidence the amount of the Merger Consideration into which the Company Common Stock represented by such Stock Certificate have been converted.

                  (b) The Merger Consideration delivered upon the surrender for exchange of Company Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Company Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this SECTION 2.8, provided that the presenting holder is listed on the Company's shareholder list as a holder of Company Common Stock.

                  (c) In the event that any Stock Certificates evidencing Company Common Stock shall have been lost, stolen or destroyed, Parent shall pay in exchange for such lost, stolen or destroyed Stock Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to SECTION 2.6 above; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Stock Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the Stock Certificates alleged to have been lost, stolen or destroyed.

                  (d) Notwithstanding anything to the contrary in this SECTION 2.8, none of Parent, the Surviving Corporation or any party hereto shall be liable to a holder of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (e) Each of the Parent, Holding Co., Acquisition Co. and the Company will take all such reasonable and lawful acts as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company and Acquisition Co. are fully authorized in the name of the respective corporations or otherwise to take, and will take, all such lawful and necessary action so long as such action is not inconsistent with this Agreement.

         2.9 ADVANCE CLOSING PAYMENT; EARN-OUT

                  (a) ADVANCE CLOSING PAYMENT. Subject to SECTION 2.9(B), at the Closing Parent shall issue 200,000 shares of Parent Common Stock to William C. Crocker. The shares of Parent Common Stock issuable pursuant to this SECTION 2.9(A) shall be referred to as the "Advance Closing Payment."

                  (b) EARN-OUT. In the event that (i) the Year One Audited Company Revenue exceeds the Base Year Audited Company Revenue (such excess, if any, the "Year One Incremental Company Revenue"), and/or (ii) the Year Two Audited Company Revenue exceeds the greater of (A) the Base Year Audited Company Revenue and (B) the Year One Audited Company Revenue (such excess, if any, the "Year Two Incremental Company Revenue"), Parent shall issue to William C. Crocker that number of shares of Parent Common Stock equal to the quotient obtained by dividing (A) the Year One Incremental Company Revenue and/or the Year Two Incremental Company Revenue, as the case may be, times sixty-five percent (65%) by (B) the average of the closing prices of the Parent Common Stock as reported on the OTCBB for the last fifteen (15) day trading period ending two (2) days prior to delivery of the shares of Parent Common Stock pursuant to this SECTION 2.9(B) (the "Earn-out"); provided, however, that the number of shares of Parent Common Stock issuable pursuant to this SECTION 2.9(B) shall be reduced by the total number of shares of Parent Common Stock issued in connection with the Advance Closing Payment provided, however, further, that William C. Crocker shall not be liable or be required to disgorge the Advance Closing Payment in the event that the Advance Closing Payment exceeds the number of shares of Parent Common Stock issuable under this SECTION 2.9(B). In order to calculate the number of shares of Parent Common Stock issuable under this
SECTION 2.9(B), if any, Parent shall maintain separate gross revenue records for the Surviving Corporation until the two (2) year anniversary of the Closing Date, and the methodology for determining earnings, revenues and accounts receivable of the Surviving Corporation following the Closing Date shall be consistent with Parent's revenue recognition practices.

         2.10 CLOSING.

                  (a) TIME AND PLACE. The consummation of the Merger under this Agreement (the "Closing") shall take place at the offices of Morrison & Foerster LLP, 3811 Valley Centre Drive, San Diego, CA 92130 at 10:00 a.m. on August 31, 2004 or at such other place, time and in such manner as the parties mutually agree (the "Closing Date").

                  (b) CLOSING DELIVERIES BY THE COMPANY AND THE SHAREHOLDERS. At the Closing, the Company and the Shareholders, as the case may be, shall have delivered or caused to be delivered to Parent, Holding Co. and/or Acquisition Co., as the case may be:

                           (i) the Articles of Merger, duly executed by the
Company;

                           (ii) the Employment Agreement, by and between the
Surviving Corporation and William C. Crocker, substantially in the form of EXHIBIT C (the "Employment Agreement") duly executed by such parties;

                           (iii) the Non-Competition and Non-Solicitation
Agreement by and between Parent and William W. Crocker and William C. Crocker, substantially in the form of EXHIBIT D (the "Non-Competition Agreement"), duly executed by William W. Crocker and William C. Crocker;

                           (iv) a certificate of an officer of the Company
substantially in the form of EXHIBIT E attached hereto, duly executed by the Company;

                           (v) a certificate of the Secretary of the Company
substantially in the form of EXHIBIT F attached hereto, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of the Company certified as of a recent date by the Secretary of State of Arizona, (B) a certificate of each appropriate Secretary of State certifying the good standing of the Company in its state of incorporation and all states in which it is qualified to do business, (C) a true and complete copy of the resolutions of the board of directors of the Company and the resolutions of the shareholders of the Company, each authorizing the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and (D) incumbency matters;

                           (vi) a Release by each of the Shareholders,
substantially in the form of EXHIBIT G attached hereto (the "Release"), duly executed by each Shareholder;

                           (vii) resignation letter of each of the officers and
directors of the Company, dated effective as of the Closing;

                           (viii) an opinion of Keller Rohrback, PLC, counsel to
the Company substantially in the form attached hereto as EXHIBIT H;

                           (ix) (A) a certificate in the form required by
Treasury Regulations Section 1.1445-2(c)(3) that the stock of the Company is not a U.S. real property interest; (B) a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2); and (C) an authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the Effective Time;

                           (x) the Receivables Allocation Agreement, duly
exercised by the Company and the AHHC Shareholder Representative;

                           (xi) the Landlord Consent attached hereto as EXHIBIT
L (the "LANDLORD CONSENT"), duly exercised by the Company;

                           (xii) a Deposit Account Control Agreement, in the
form attached hereto as EXHIBIT M (the "DEPOSIT ACCOUNT CONTROL AGREEMENT"), duly executed by the Company, for each deposit account of the Company;

                           (xiii) the Assignment of Undertakings Under Agreement
and Plan of Reorganization attached hereto as EXHIBIT N (the "ASSIGNMENT"), duly executed by the Company and the Shareholders; and

                           (xiv) such other documents as Parent may reasonably
request for the purpose of facilitating the consummation of the Contemplated Transactions.

                  (c) CLOSING DELIVERIES BY PARENT. At the Closing, Parent, Holding Co. and/or Acquisition Co., as the case may be, shall have delivered or caused to be delivered to the Company and/or the Shareholders, as the case may be:

                           (i) the Merger Consideration;

                           (ii) the Advance Closing Payment;

                           (iii) the Certificate of Merger, duly executed by
Acquisition Co.

                           (iv) the Employment Agreement, duly executed by
Parent;

                           (v) the Non-Competition Agreement, duly executed by
Parent;

                           (vi) a certificate of an officer of Parent,
substantially in the form of EXHIBIT I attached hereto, duly executed by Parent;

                           (vii) the Receivables Allocation Agreement, duly
executed by Parent, Holding Co. and Acquisition Co.; and

                           (viii) a certificate of the Secretary of Parent
substantially in the form of EXHIBIT J attached hereto, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of Parent certified as of a recent date by the Secretary of State of Delaware, (B) a true and complete copy of the resolutions of the board of directors of Parent authorizing the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby and (C) incumbency matters.

         2.11 EXEMPTION FROM REGISTRATION. The issuance of the Parent Common Stock issuable pursuant to the terms of this Agreement will be exempt from the registration requirements of the Securities Act pursuant to the private placement exemption provided by Rule 505 and/or Rule 506 of Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act, and applicable state securities laws.

         2.12 AUTHORIZATION OF THE AHHC SHAREHOLDER REPRESENTATIVE.

                  (a) William W. Crocker (and each successor appointed in accordance with this SECTION 2.12) hereby is appointed, authorized and empowered to act as the shareholder representative (when acting in such capacity, the "AHHC Shareholder Representative") on behalf of the Shareholders, in connection with and to facilitate the consummation of the transactions contemplated by this Agreement, which powers shall include, without limitation: (i) to deliver all certificates representing the Company Common Stock tendered therewith to Parent;

(ii) to prosecute, negotiate, defend, agree to, enter into settlements and compromises of, and comply with orders of courts and awards of arbitrators with respect to indemnification claims or other disputes arising under this Agreement; (iii) to resolve any indemnification claims under this Agreement;
(iv) to collect any Merger Consideration paid pursuant to SECTION 2.6(B); and
(v) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all actions that the AHHC Shareholder Representative in his sole and absolute discretion, may consider necessary or proper or convenient in connection with the consummation of the transactions contemplated by this Agreement.

         Accordingly, the AHHC Shareholder Representative shall have unlimited authority and power to act on behalf of the Shareholders with respect to this Agreement and the disposition, settlement or other handling of all disputes and indemnification claims, and other rights or obligations arising from or taken pursuant to this Agreement. Each Shareholder will be bound by all actions taken by the AHHC Shareholder Representative in connection with this Agreement. The AHHC Shareholder Representative shall not be liable to any Shareholder for any costs, damages or expenses incurred in connection with the performance of his responsibilities hereunder, except to the extent such costs, damages or expenses arise from the AHHC Shareholder Representative's intentional misconduct, gross negligence or fraudulent acts.

         The grant of authority provided for in this SECTION 2.12 is coupled with an interest and is being granted, in part, as an inducement to Parent , Holding Co. and Acquisition Co. to enter into this Agreement, and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Shareholder and shall be binding upon any successor thereto.

         Parent, Holding Co., Acquisition Co., and Surviving Corporation shall have the right to rely upon all actions taken or omitted to be taken by the AHHC Shareholder Representative pursuant to this Agreement or any applicable ancillary document, and notwithstanding anything herein to the contrary, Parent, Holding Co., Acquisition Co., and Surviving Corporation shall not have any responsibility or obligation whatsoever to any Shareholder or to any other party with respect to or arising out of the actions taken or any inaction by the AHHC Shareholder Representative.

(b) If the AHHC Shareholder Representative is unable or unavailable to perform his duties hereunder, a successor AHHC Shareholder Representative shall be selected by a majority (based on percentage of stock ownership) of the Shareholders.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                 OF THE COMPANY
                                 --------------

         The Company represents and warrants to Parent, Holding Co. and Acquisition Co. as of the date hereof and as of the Closing Date, except as set forth on the Company Disclosure Schedule furnished to Parent specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

         3.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona. The Company is duly authorized to conduct business and is in good standing in Arizona and each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon the Company. The Company has full power and authority, and holds all Permits and authorizations necessary to carry on its business and to own and use the Assets and Properties owned and used by the Company except where the failure to have such power and authority or to hold such Permit or authorization would not have a Material Adverse Effect on the Company's business. The Company has delivered to Parent correct and complete copies of its charter documents and organizational documents, each as amended to date.

         3.2 CAPITAL STOCK OF THE COMPANY.

                  (a) The authorized capital stock of the Company consists of
(i) 100,000 shares of common stock ("Company Common Stock"), of which 100,000 shares are issued and outstanding as of the date hereof; (ii) no shares of capital stock of the Company in treasury; and (iii) no shares of preferred stock. Each share of the issued and outstanding capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable. SECTION 3.2(A) of the Company Disclosure Schedule sets forth a complete and accurate list specifying the number of shares of Company Common Stock held by each Company Shareholder.

                  (b) There are no subscriptions, options, warrants, calls, commitments and other rights of any kind for the purchase or acquisition of, and any securities convertible or exchangeable for, any capital stock of the Company, including the holder thereof, the number of shares of Company Common Stock subject thereto, the exercise price, date of grant, vesting schedule and expiration thereof and any terms regarding the acceleration of vesting thereof.

                  (c) There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the Knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including voting trusts or proxies) or sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company.

         3.3 OWNERSHIP OF SHARES. Each of the Shareholders owns beneficially and of record that number of shares of Company Common Stock listed opposite such Shareholder's name in SECTION 3.2(A) of the Company Disclosure Schedule, free and clear of all Encumbrances, and has good and valid title to such shares. The delivery of the stock certificate(s) representing the Outstanding Common Stock in the manner provided in SECTION 2.6 will transfer to the Parent good and valid title thereto free and clear of all Encumbrances.

         3.4 AUTHORITY OF THE COMPANY. The Company has all necessary power and authority and has taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         3.5 NO AFFILIATES. The Company does not have any Affiliates or subsidiaries and is not a partner in any partnership or a party to a joint venture.

         3.6 NO CONFLICTS. The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or Breach of any of the terms, conditions or provisions of the charter documents, bylaws or other organizational documents of the Company;

                  (b) conflict with or result in a violation or Breach of, or give any Governmental or Regulatory Authority the right to revoke, withdraw, suspend, cancel, terminate or modify any term or provision of any law, Order, Permit, statute, rule or regulation applicable to the Company, the business or Assets or Properties of the Company or the capital stock of the Company;

                  (c) to the Company's Knowledge, result in a Breach of, or default under (or give rise to right of termination, modification, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation to which the Company, any of its Assets and Properties or the Company Common Stock may be bound, except for such breaches or defaults as set forth in SECTION 3.6(C) of the Company Disclosure Schedule as to which requisite waivers or consents will have been obtained by the Closing Date; (d) To the Company's knowledge, cause any of the Assets or Properties of the Company to be reassessed or revalued by any taxing authority or any Governmental or Regulatory Authority;

                  (e) To the Company's knowledge, result in an imposition or creation of any Encumbrance or Tax on the business or Assets or Properties of the Company or the Company Common Stock.

         3.7 CONSENTS AND GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         3.8 BOOKS AND RECORDS. The minute books and other corporate records of the Company as made available to Parent contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the shareholders, the board of directors and committees of the board of directors of the Company. The Company has delivered or made available true and complete copies of each document which has been requested by Parent or its counsel in connection with their legal and accounting review of the Company. The stock transfer ledgers and other similar records of the Company accurately reflect all issuances and record transfers in the capital stock of the Company. To the Company's Knowledge, the other Books and Records of the Company are true, correct and complete, represent bona fide business transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

         3.9 COMPANY FINANCIAL STATEMENTS. The Company has previously delivered to Parent the Company Financial Statements. Such Company Financial Statements
(i) are true, correct and complete in all material respects, (ii) have been prepared in accordance with the Books and Records of the Company, (iii) have been prepared in conformity with GAAP, based solely upon a review by Doxey, Inc., Certified Public Accountants, and (iv) fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the periods covered thereby; provided that the Interim Financial Statements are subject to normal year-end adjustments and lack footnotes and certain other presentation items.

         3.10 ABSENCE OF CHANGES. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, to the Company's Knowledge, since December 31, 2003, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on the Company, and since December 31, 2003, to the Company's Knowledge, neither the Company nor any of the Shareholders has taken any action which if taken after the date of this Agreement, without Parent's consent, would violate SECTION 3.27 hereof.

         3.11 NO UNDISCLOSED LIABILITIES. Except as fully and adequately disclosed in SECTION 3.11 of the Company Disclosure Schedule or in the Company Financial Statements, there are no liabilities, whether due or to become due, whether or not of a kind required by GAAP to be set forth on a financial statement or on the notes thereto, including but not limited to any liability for Taxes (the "Liabilities"), nor, to the Company's Knowledge, any basis for any claim against the Company for any such liabilities, relating to or affecting the Company or any of its Assets and Properties, other than such liabilities incurred after December 31, 2003 in the Ordinary Course of Business which have not had, and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has no Knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Company or any successor to its business except in the Ordinary Course of Business or as otherwise set forth in
SECTION 3.11 of the Company's Disclosure Schedule.

         3.12 TANGIBLE PERSONAL PROPERTY. The Company is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under written agreements to use, all tangible personal property, equipment, plants, buildings, structures, facilities and all other Assets and Properties used in or reasonably necessary for the conduct of the Company's business, including all tangible personal property reflected on the Company

Financial Statements and any tangible personal property acquired since that date other than property disposed of since such date in the Ordinary Course of Business. All such tangible personal property, equipment, plants, buildings, structures, facilities and all other assets and properties are free and clear of all Encumbrances, other than Permitted Encumbrances which have not had a Material Adverse Effect on the Company.

         3.13 PLANS. The Company does not maintain or contribute to, nor has it ever maintained or contributed to, any Plan or Defined Benefit Plan. To the Company's Knowledge, under no circumstances will the Surviving Corporation be obligated to provide any benefits to employees, former employees or beneficiaries of employees or former employees, or to make any contributions to any Plans from and after the Closing.

         3.14 REAL PROPERTY LEASES. The Company does not own any real property.
SECTION 3.14 of the Company Disclosure Schedule contains a complete and accurate list of all Real Property Leases. The Company has delivered to Parent accurate and complete copies of each Real Property Lease. All Real Property Leases, and all amendments and modifications thereto, are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or, to the Company's Knowledge, by any third party.

         3.15 INTELLECTUAL PROPERTY RIGHTS.

                  (a) GENERALLY. The Company does not own, license or use, nor has it ever owned, leased or used, any Intellectual Property.

                  (b) NO INFRINGEMENT BY THE COMPANY. To the Knowledge of the Company, it has not infringed upon, violated, or engaged in the unauthorized use of any rights owned or controlled by any third party, including any Intellectual Property of any third party.

                  (c) NO PENDING OR THREATENED INFRINGEMENT CLAIMS. No litigation is now or, within the three years prior to the date of this Agreement, was pending and no notice or other claim in writing has been received by the Company, alleging that the Company has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party.

         3.16 PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has claimed in writing or, to the Knowledge of the Company, has reason to claim that any person employed by or affiliated with the Company in connection with and during the Company's ownership and operation of its business has (i) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any Trade Secret or Other Proprietary Information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which relates to such a claim. To the Knowledge of the Company, no person employed by or affiliated with the Company in connection with and during the Company's ownership and operation of its business has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and no person employed by or affiliated with the Company in connection with and during the Company's ownership and operation of its business has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and to the Knowledge of the Company, there is no reason to believe there will be any such employment or violation.

         3.17 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

                  (a) Except as set forth in SECTION 3.17(A) of the Company Disclosure Schedule:

                           (i) to the Knowledge of the Company, it is, and at
all times since its incorporation has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets;

                           (ii) to the Knowledge of the Company, no event has
occurred or circumstance exists that (with or without notice or lapse of time)
(A) may constitute or result in a violation by the Company of, or failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (iii) to the Company's Knowledge, the Company has not
received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) SECTION 3.17(B) of the Company Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in SECTION 3.17(B) of the Company Disclosure Schedule is valid and is in full force and effect. Except as set forth on SECTION 3.17(B) of the Company Disclosure Schedule:

                           (i) to the Knowledge of the Company, it is, and at
all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in
SECTION 3.17(B) of the Company Disclosure Schedule;

                           (ii) to the Knowledge of the Company, no event has
occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in SECTION 3.17(B) of the Company Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any

Governmental Authorization listed or required to be listed in SECTION 3.17(B) of the Company Disclosure Schedule;

                           (iii) to the Knowledge of the Company, the Company
has not received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                           (iv) all applications required to have been filed for
the renewal of the Governmental Authorizations listed or required to be listed in SECTION 3.17(B) of the Company Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental or Regulatory Authority, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental or Regulatory Authority.

         To the Knowledge of the Company, the Governmental Authorizations listed in SECTION 3.17(B) of the Company Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

         3.18 LEGAL PROCEEDINGS; ORDERS.

                  (a) Except as set forth in SECTION 3.18(A) of the Company Disclosure Schedule, there is no pending Proceeding:

                           (i) that has been commenced by or against the Company
or that otherwise relates to or may affect the business of, or any of the assets owned or used by the Company; or

                           (ii) that challenges, or that may have the effect of
preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to Parent copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in SECTION 3.18(A) of the Company Disclosure Schedule. The Proceedings listed in SECTION 3.18(A) of the Company Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

                  (b) Except as set forth in SECTION 3.18(B) of the Company Disclosure Schedule:

                           (i) there is no Order to which the Company, or any of
the assets owned or used by the Company, is subject;

                           (ii) to the Knowledge of the Company, the Company is
not subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

                           (iii) to the Knowledge of the Company, no officer,
director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

                  (c) Except as set forth in SECTION 3.18(C) of the Company Disclosure Schedule:

                           (i) the Company is, and at all times has been, in
full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                           (ii) no event has occurred or circumstance exists
that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                           (iii) the Company has not received any notice or
other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

         3.19 CONTRACTS.

                  (a) SECTION 3.19 of the Company Disclosure Schedule contains a true and complete list of each of the following contracts, agreements or other arrangements to which the Company is a party or by which any of its Assets and Properties are bound (and, to the extent oral, accurately describes the terms of such contracts, agreements and arrangements):

                           (i) all collective bargaining or similar labor
agreements;

                           (ii) all contracts for the employment of any officer,
employee or other person or entity on a full time, part time, consulting or other basis;

                           (iii) all loan agreements, indentures, debentures,
notes or letters of credit relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company;

                           (iv) each written warranty, guaranty, or other
similar undertaking with respect to contractual performance extended by the Company;

                           (v) all leases or agreements under which the Company
is lessee or lessor of, or holds, or operates, any property, real or personal, owned by any other party;

                           (vi) all commitments, contracts, sales contracts,
purchase orders, mortgage agreements or groups of related agreements with the same party or any group or affiliated parties which require or may in the future require payment of any consideration in excess of $5,000 by the Company;

                           (vii) all license agreements, distribution agreements
or any other agreements involving any of the Company's Intellectual Property, including agreements with current and former employees, consultants or contractors regarding the appropriation or the non-disclosure of any Intellectual Property;

                           (viii) each joint venture partnership and other
Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person);

                           (ix) any Contract for payments to or by any Person by
the Company based on sales, purchases or profits, other than direct payments for goods;

                           (x) each power of attorney that is currently
effective and outstanding;

                           (xi) each Contract entered into other than in the
Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                           (xii) each Contract for capital expenditures in
excess of $10,000;

                           (xiii) all subscription or other agreements related
to the equity ownership of the Company;

                           (xiv) all contracts or commitments that in any way
restrict the Company from carrying on its business anywhere in the world;

                           (xv) all other contracts and agreements that (A)
involve the payment or potential payment in excess of $10,000, pursuant to the terms of any such contract or agreement, by the Company and (B) cannot be terminated within 30 days after giving notice of termination without resulting in any cost or penalty to the Company;

                           (xvi) all contracts or commitments that in any way
grant a third party a right of first refusal for the purchase of the Company or any of its Assets or Properties; and

                           (xvii) each amendment, supplement, and modification
(whether oral or written) in respect to any of the foregoing.

                  (b) A correct and complete copy of each Contract disclosed in the Company Disclosure Schedule has been previously provided to Parent. Each contract, agreement or other arrangement disclosed in the Company Disclosure
Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company, and to the

Knowledge of the Company, the other parties thereto; and the Company has performed all of its required obligations under, and is not in violation or breach of or default under, any such contract, agreement or arrangement. To the Knowledge of the Company, the other parties to any such contract, agreement or arrangement are not in violation or Breach of or in default under any such contract, agreement or arrangement. To the Knowledge of the Company, none of the present or former employees, officers, directors or shareholders of the Company is a party to any oral or written contract or agreement prohibiting any of them from freely competing with other parties or engaging in the Company's business as now operated. To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or the lapse of time) may contravene, conflict with, or result in a violation or Breach of, or give the Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which the Company is a party. The Company has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under any Contract. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to the Company under any current or complete Contract with any Person and, to the Knowledge of the Company, no such Person has made written demand for such renegotiation. The Contracts relating to the sale of services of the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that would be in violation of any Legal Requirement.

         3.20 ACCOUNTS RECEIVABLE. To the Company's Knowledge, all accounts receivable of the Company that are reflected on the Company Financial Statements or the accounting records of the Company as of the Closing (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. To the Knowledge of the Company, there is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business under any contract with any obligor of Accounts Receivable relating to the amount or validity of such Accounts Receivable. SECTION 3.20 of the Company Disclosure Schedule contains a complete and accurate list of all Accounts Receivable, which list sets forth the aging of such Accounts Receivable.

         3.21 ACCOUNTS PAYABLE. All accounts payable of the Company as of the date hereof (collectively, the "Accounts Payable") represent or will represent obligations of the Company arising from purchases actually made, services actually received or obligations otherwise incurred by the Company are consistent in past practice with amounts previously accrued by the Company in the ordinary cause of business and do not exceed $35,000 in the aggregate.

         3.22 EQUIPMENT. To the Company's Knowledge, (i) all tangible personal property and equipment used by the Company in the conduct of its business are structurally sound with no known material defects and are in good operating condition and repair (subject to normal wear and tear) so as to permit the operation of its business as presently conducted, (ii) no such equipment or tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost, and (iii) with respect to each item of equipment and tangible personal property, the Company has not received notification that it is in violation, in any material respect, of any applicable building, zoning, subdivision, fire protection, health or other law, Order, ordinance or regulation and no such violation exists.

         3.23 INSURANCE. Set forth in SECTION 3.23 of the Company Disclosure
Schedule is a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to the Company or the Assets and Properties of the Company (or any of the Company's directors, officers, salespersons, agents or employees), including the following information for each such policy: type(s) of insurance coverage provided; name of insurer; effective dates; policy number; per occurrence and annual aggregate deductibles or self-insured retentions; per occurrence and annual aggregate limits of liability and the extent, if any, to which the limits of liability have been exhausted. To the Knowledge of the Company, (i) all policies set forth on the Company Disclosure Schedule are in full force and effect, and with respect to such policies, all premiums currently payable or previously due have been paid, and no notice of cancellation or termination has been received with respect to any such policy; (ii) all such policies are sufficient for compliance with all requirements of law and all agreements to which the Company is a party or otherwise bound, and are valid, outstanding, collectible and enforceable policies and, to the Knowledge of the Company, provide adequate insurance coverage for the Company and the business and Assets and Properties of the Company and will remain in full force and effect through the respective dates set forth in the Company Disclosure Schedule; and (iii) none of such policies contains a provision that would permit the termination, limitation, lapse, exclusion or change in the terms of coverage of such policy (including, without limitation, a change in the limits of liability) by reason of the consummation of the transactions contemplated by this Agreement. Complete and accurate copies of all such policies have previously been provided to the Parent.

         3.24 TAX MATTERS.

                  (a) Except with respect to its 2003 federal income tax return (which was filed in July, 2003), the Company has timely filed all Tax Returns that it was required to file. Such Tax Returns are true, correct and complete in all respects. All Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Company with respect to any Pre-Closing Period. The Company's staff is employed by an employee leasing service, Consolidated Personnel Services, Inc., and the Company has paid in full all amounts that it has been invoiced with respect to payroll, including withholding and benefits. There are no liens for Taxes against the Company, other than liens for Taxes not yet due and payable.

                  (b) To the Knowledge of the Company, no audit of any Tax Return is currently pending or threatened. To the Knowledge of the Company, and except as set forth in SECTION 3.24 of the Company Disclosure Schedule, no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of the Company. The Company is neither a party to any action or proceeding for assessment or collection or Taxes, nor has such event been asserted or Threatened (either in writing or verbally, formally or informally) against the Company or any of its assets.

                  (c) Parent has been furnished by the Company true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by the Company relating to Taxes, and (ii) all federal and state income or franchise tax returns for the Group for all periods ending on and after 1997. The Company has never been a member of an affiliated group filing consolidated returns. The Company has never conducted business in or derived income from any state, local, territorial or foreign taxing jurisdiction other than those for which all Tax Returns have been furnished to Parent.

                  (d) The Company is not (nor has it ever been) a party to any Tax sharing agreement or Tax indemnity agreement and has not assumed the Tax liability of any other person under contract. The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership or "disregarded entity" for federal income tax purposes.

                  (e) The Company has always been owned solely by "United States persons," within the meaning of Section 7701(a)(30) of the Code. The Company is not nor has it ever been a "United States real property holding corporation," within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the code and Parent is not required to withhold tax pursuant to the Merger by reason of Section 1445 of the Code.

                  (f) Since its formation, the Company has qualified as an "S" corporation, within the meaning of Section 1361(a) of the Code, for federal and applicable state income tax purposes and shall continue to so qualify through the Effective Time.

         3.25 LABOR AND EMPLOYMENT RELATIONS. The Company does not have, nor has it since December 31, 2000, had, any employees. To the Company's Knowledge, the Company has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status or sexual orientation, occupational health and safety and the withholding and payment of social security and other Taxes. To the Company's Knowledge, it is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for the failure to comply with any of the foregoing Legal Requirements.

         3.26 CERTAIN EMPLOYEES. Set forth in SECTION 3.26 of the Company Disclosure Schedule is (i) the name, title and total compensation of each officer and director of the Company; (ii) the name, title and total compensation for each other employee, consultant, agent or other representative of the Company for the years ended December 31, 2002 and 2003 other than healthcare professionals and technicians working on travel assignments; (iii) all wage and salary increase, bonuses and increases and any other direct or indirect compensation received by such person since December 31, 2003; (iv) any payments or commitments to pay any severance or termination pay to any current or former officer, director or employee of the Company; and (v) any accrual for, or commitment or agreement by the Company to pay, such increases, bonus or pay. Except as set forth on SCHEDULE 3.26, the Company has not received any notice from any such person whether orally or in writing that he or she will cancel or otherwise terminate such person's relationship with the Company. None of such persons has an employment agreement or understanding, whether oral or written, with the Company which is not terminable on notice by the Company without cost or other liability to the Company.

         3.27 ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth on SCHEDULE 3.27, since December 31, 2003, the Company has not:

                  (a) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

                  (b) borrowed any amount, obtained any letters of credit or incurred or become subject to any liabilities in excess of $25,000 in the aggregate;

                  (c) discharged or satisfied any lien or Encumbrance or paid any obligation or liability, other than current liabilities paid in the Ordinary Course of Business and other than current Tax liabilities;

                  (d) declared or made any payment or distribution of cash or other property to Shareholders with respect to its stock, or purchased or redeemed any shares of its capital stock;

                  (e) mortgaged or pledged any of its Assets or Properties, or subjected them to any lien, charge or any other Encumbrance, except Permitted Encumbrances;

                  (f) sold, leased, subleased, assigned or transferred any of its Assets or Properties, except in the Ordinary Course of Business, or cancelled any debts or claims;

                  (g) made any changes in any employee compensation, severance or termination agreement, commitment or transaction other than routine salary increases consistent with past practice or offered employment to any individuals;

                  (h) entered into any material transaction, or modified any existing transaction (the aggregate consideration for which is in excess of $25,000);

                  (i) suffered any damage, destruction or casualty loss, whether or not covered by insurance;

                  (j) made any capital expenditures, additions or improvements or commitments for the same, except those made in the Ordinary Course of Business which in the aggregate do not exceed $25,000;

                  (k) entered into any transaction or operated the Company's business, not in the Ordinary Course of Business;

                  (l) made any change in its accounting methods or practices or ceased making accruals for Taxes, obsolete inventory, vacation and other customary accruals;

                  (m) ceased from reserving cash to pay Taxes, principal and interest on borrowed funds, and other customary expenses and payments;

                  (n) caused to be made any reevaluation of any of its Assets or Properties;

                  (o) caused to be entered into any amendment or termination of any lease, customer or supplier contract or other material contract or agreement to which it is a party, other than in the Ordinary Course of Business;

                  (p) made any material change in any of its business policies, including, without limitation, advertising, distributing, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition or sale policies;

                  (q) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the Company's business or its financial condition;

                  (r) permitted to occur or be made any other event or condition of any character which has had a Material Adverse Effect on it;

                  (s) waived any rights material to its financial or business condition;

                  (t) made any illegal payment or rebates;

                  (u) made or changed any material election in respect of Taxes, amended any Tax Return, adopted or changed any accounting method in respect of Taxes, entered into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settlement or compromise of any claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Governmental or Regulatory Authority or otherwise; or

                  (v) entered into any agreement to do any of the foregoing.

         3.28 CUSTOMERS. The Company has previously provided to Parent a true and correct list of the Company's current customers and the Company's customers during the 2002 and 2003 fiscal years related to the Company's business. Except as set forth on SCHEDULE 3.28, since January 1, 2004, no single customer or group of affiliated customers contributing more than $10,000 per annum to the gross revenues of the Company's business has stopped doing business with the Company, and to the Knowledge of the Company, no such customer has given notice to the Company of an intention to discontinue doing business or reduce the level of gross revenues from that in fiscal year 2003 with the Company.

         3.29 BANK ACCOUNTS. SECTION 3.29 of the Company Disclosure Schedule contains a complete and accurate list of each deposit account or asset maintained by or on behalf of the Company with any bank, brokerage house or other financial institution, specifying with respect to each the name and address of the institution, the name under which the account is maintained, the account number, and the name and title or capacity of each Person authorized to have access thereto.

         3.30 PERMITS. SECTION 3.30 of the Company Disclosure Schedule contains a true and complete list of all Permits used in and material, individually or in the aggregate, to the Company's business. To the Knowledge of the Company, (i) all such Permits are currently effective and valid and have been validly issued;
(ii) no additional Permits are necessary to enable the Company to conduct its business in material compliance with all applicable federal, state and local laws; and (iii) neither the execution, delivery or performance of this Agreement nor the mere passage of time will have any effect on the continued validity or sufficiency of the Permits, nor will any additional Permits be required by virtue of the execution, delivery or performance of this Agreement to enable the Company to conduct its business as now operated. To the Knowledge of the Company, there is no pending Action or Proceeding by any Governmental or Regulatory Authority which could affect the Permits or their sufficiency for the current conduct of the Company's business or of the conduct of the Company's business after the Closing. The Company has provided Parent with true and complete copies of all Permits listed in the Company Disclosure Schedule.

         3.31 REGULATORY COMPLIANCE. To the Knowledge of the Company:

                  (a) The Company has timely filed or otherwise provided all registrations, reports, data, and other information and applications with respect to its health care and other governmentally regulated services (the "Regulated Services") required to be filed with or otherwise provided to any Governmental or Regulatory Authority with jurisdiction over the manufacture, use, or sale of the Regulated Services, has complied with all applicable requirements of any Governmental or Regulatory Authority with respect to the Regulated Services (including but not limited to the Medicare Anti-Kickback Statute, the Health Insurance Portability and Accountability Act, the Federal False Claims Act, the Federal laws concerning physician self-referral known as "Stark I" and "Stark II", and the rules and regulations of the Joint Commission on Accreditation of Healthcare Organizations), and all regulatory licenses or approvals in respect thereof are in full force and effect.

                  (b) SECTION 3.31(B) of the Company Disclosure Schedule sets forth a list of each Regulated Services, marketed by or on behalf of the Company as of the date of this Agreement.

                  (c) Neither the Company, nor any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to any Governmental or Regulatory Authority, failed to disclose a material fact required to be disclosed to any Governmental or Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for any Governmental or Regulatory Authority to invoke its policies respecting fraud, untrue statements of material facts, bribery or illegal gratuities or any similar policies.

         3.32 THIRD PARTY CONSENTS. To the Knowledge of the Company, no consent, approval or authorization of any third party on the part of the Company is required in connection with the consummation of the transactions contemplated hereunder except as otherwise provided in SECTION 3.32 of the Company Disclosure Schedule.

         3.33 RELATIONSHIPS WITH RELATED PERSONS. Except as set forth on
SCHEDULE 3.33, no Shareholder or any Related Person of the Company has or since January 1, 2001 has had, any interest in the property, whether real, personal or mixed, or whether tangible or intangible, used in or pertaining to the Company's business. No Shareholder or any Related Person of the Company owns, or since January 1, 2000 has owned (of record or as beneficial owner) an equity interest or any other financial or profit interest in a Person that has (i) had business dealings or a material financial interest in any transaction with the Company or
(ii) engaged in competition with the Company with respect to any line of the products or services of the Company. Except as set forth in SECTION 3.33 of the Company Disclosure Schedule, no Shareholder nor any Related Person of the Company is a party to any Contract with or has any right or claim against the Company.

         3.34 CERTAIN PAYMENTS. Neither the Company nor any director, officer, agent or employee of the Company, or to the Company's Knowledge, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back or other payment to any Person, private or public, regardless of any form, whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained for or in respect of the Company or any affiliate thereof, or (D) in violation of any Legal Requirement, (ii) established or maintained any fund or asset that has not been recorded in the Books and Records of the Company.

         3.35 BROKERS. Except as set forth in SECTION 3.35 of the Company Disclosure Schedule, neither the Shareholders nor the Company have retained any broker in connection with the transactions contemplated hereunder. Parent has, and will have, no obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of the Shareholders or the Company.

         3.36 VERIFICATION OF CREDENTIALS. Except as set forth in SECTION 3.36 of the Disclosure Schedule, the Company has implemented policies and procedures to verify the credentials (including, but not limited to, with respect to education and licensure) of personnel that the Company places with its clients and to collect, maintain and update such credentialing information. To the Knowledge of the Company, employees and consultants each consistently follow and have followed such policies and procedures.

         3.37 TRAINING. Except as set forth in SECTION 3.37 of the Disclosure Schedule, the Company has had in place, and currently has in place, a training program for personnel who provide services to clients of the Company that satisfy the Company's training obligations to its clients. To the extent that the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") currently applies or applied, to the Company, the Company has developed a plan to comply with any obligations it may have under the privacy standards of HIPPA.

         3.38 MATERIAL MISSTATEMENTS AND OMISSIONS. The statements, representations and warranties of the Company contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the Company pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not or will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

         3.39 EXISTING INDEBTEDNESS. As of the date of this Agreement and as of the close of business on the day prior to the Closing Date, (i) all indebtedness of or any obligation of the Company (whether as obligor or as guarantor) for borrowed money, whether current, short-term, or long-term, secured or unsecured,
(ii) all indebtedness of the Company (whether as obligor or as guarantor) for the deferred purchase price for purchases of property outside the ordinary course which is not evidenced by trade payables, (iii) all lease obligations of the Company (whether as obligor or as guarantor) under leases which are capital leases in accordance with GAAP, (iv) all off-balance sheet financings of the Company (whether as obligor or as guarantor) including, without limitation, synthetic leases and project financing, (v) any payment obligations of the Company (whether as obligor or as guarantor) in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (vi) any liability of the Company (whether as obligor or as guarantor) with respect to interest rate swaps, collars, caps and similar hedging obligations, (vii) any present, future or contingent obligations of the Company under (A) any phantom stock or equity appreciation rights, plan or agreement, (B) any consulting, deferred pay-out or earn-out arrangements in connection with the purchase of any business or entity, (C) any non-competition agreement, (viii) any accrued bonuses other than periodic bonuses payable to travel healthcare employees, (ix) any accrued Taxes other than payroll Taxes accrued in the ordinary course of business, (x) any accrued and unpaid interest or any contractual prepayment premiums, penalties or similar contractual charges resulting from the Contemplated Transactions or the discharge of such obligations with respect to any of the foregoing, (xi) all indebtedness of or any obligation of the Company owed to the Shareholders or to any affiliate of the Shareholders and (xii) all indebtedness of or any obligation of the Company incurred for the personal benefit of the Shareholders or any affiliate of the Shareholders, including without limitation, any family members of the Shareholders, is listed on SCHEDULE 3.39 hereto (collectively, but without duplication, the "Existing Indebtedness"). The Company shall supplement SCHEDULE
3.39 to the extent necessary to set forth) amounts which are to be included in Existing Indebtedness as of the close of business on the day prior to the Closing Date, and, as supplemented, SCHEDULE 3.39 will, as of the close of business on the day prior to the Closing Date, list all Existing Indebtedness and the amounts thereof as of the close of business on the day prior to the Closing Date.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                   OF PARENT, HOLDING CO. AND ACQUISITION CO.
                   ------------------------------------------

         Parent, Holding Co. and Acquisition Co., jointly and severally, represent and warrant to the Company as of the date hereof and as of the Closing Date, as follows:

         4.1 ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of the Delaware. Holding Co. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition Co. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Parent, Holding Co. and Acquisition Co. is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon Parent, Holding Co. or Acquisition Co., as the case may be.

         4.2 AUTHORITY. Each of Parent, Holding Co. and Acquisition Co. has all necessary corporate power and corporate authority and has taken all corporate actions necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its respective obligations hereunder and no other proceedings on the part of Parent, Holding Co. or Acquisition Co. are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent, Holding Co. and Acquisition Co. and constitutes a legal, valid and binding obligation of Parent, Holding Co. and Acquisition Co., respectively, enforceable against each of Parent, Holding Co. and Acquisition Co. in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         4.3 LITIGATION. There are no Actions or Proceedings pending or, to the Knowledge of Parent, Holding Co. or Acquisition Co., threatened or anticipated against, relating to or affecting the transactions contemplated by this Agreement, and, to the Knowledge of Parent, Holding Co. or Acquisition Co., there is no basis for any such Action or Proceeding.

         4.4 REPORTS AND FINANCIAL STATEMENTS. As of the date hereof, the Parent has furnished or made available to the Company true and complete copies of all Parent SEC Documents. As of their respective filing dates, all such Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and none of such Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The balance sheets of Parent and related statements of income and retained earnings for the periods indicated therein contained within the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and present fairly the consolidated financial position of the Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments).

         4.5 BROKERS. Neither Parent, Holding Co. nor Acquisition Co. has retained any broker in connection with the transactions contemplated hereunder. Neither the Company nor any Shareholders has, and will have, any obligation to pay any broker's, finder's investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Parent, Holding Co. or Acquisition Co.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                               OF THE SHAREHOLDERS
                               -------------------

         Each Shareholder hereby represents and warrants to Parent, Holding, Co. and Acquisition Co. as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company and the Shareholders set forth in Article 3 above):

         5.1 REQUISITE POWER AND AUTHORITY. Such Shareholder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on such Shareholder's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Agreement will be the valid and binding obligation of such Shareholder, enforceable in accordance with its terms.

         5.2 INVESTMENT REPRESENTATIONS. Such Shareholder understands that the shares of Parent Common Stock have not been registered under the Securities Act. Such Shareholder also understands that the shares of Parent Common Stock are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Shareholder's representations and warranties contained in this Agreement. Such Shareholder hereby represents and warrants as follows:

                  (a) Such Shareholder is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

                  (b) Such Shareholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Parent so that he, she or it is capable of evaluating the merits and risks of his, her or its investment in Parent and has the capacity to protect his, her or its own interests. Such Shareholder must bear the economic risk of this investment indefinitely unless the shares of Parent Common Stock are registered pursuant to the Securities Act, or an exemption from registration is available. Such Shareholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Shareholder to transfer all or any portion of the shares of Parent Common Stock under the circumstances, in the amounts or at the times such Shareholder might propose.

                  (c) Such Shareholder is acquiring the shares of Parent Common Stock for such Shareholder's own account for investment only, and not with a view towards their distribution.

                  (d) Such Shareholder represents that by reason of his, her or its business or financial experience, such Shareholder has the capacity to protect his, her or its own interests in connection with the transactions contemplated in this Agreement. Further, such Shareholder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                  (e) Such Shareholder has received and read the Parent SEC Documents and has had an opportunity to discuss Parent's business, management and financial affairs with directors, officers and management of Parent and has had the opportunity to review Parent's operations and facilities. Such Shareholder has also had the opportunity to ask questions of and receive answers from Parent and its management regarding the terms and conditions of this investment.

                  (f) Such Shareholder acknowledges and agrees that the shares of Parent Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Shareholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about Parent, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market (as said term is defined under the Exchange Act) and the number of shares being sold during any three month period not exceeding specified limitations.

                  (g) Such Shareholder resides in the state or province identified in the address of such Shareholder set forth on the signature page to this Agreement.

         5.3 TRANSFER RESTRICTIONS. Such Shareholder acknowledges and agrees that the shares of Parent Common Stock are subject to restrictions on transfer set forth in this SECTION 5.3. Such Shareholder agrees not to make any disposition of all or any portion of the shares of Parent Common Stock unless and until: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) (i) such Shareholder shall have notified Parent of the proposed disposition and shall have furnished Parent with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by Parent, such Shareholder shall have furnished Parent with an opinion of counsel reasonably satisfactory to Parent that such disposition will not require registration of such shares under the Securities Act. Notwithstanding the provisions of clauses (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Shareholder to a family member of such Shareholder or trust for the benefit of such Shareholder or family member; provided, however, that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he, she or it were an original Shareholder hereunder. Parent shall be entitled to impose stop transfer instructions with respect to the Parent Common Stock in order to enforce the foregoing restrictions.

         The certificates representing the Parent Common Stock (when issued pursuant to this Agreement) shall bear the following legend restricting transfer, and such other legends as may be required by any applicable state securities law:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH

                  ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION DATED AUGUST 26, 2004 BY AND AMONG CRDENTIA CORP., CRDE CORP., AHHC ACQUISITION CORPORATION, ARIZONA HOME HEALTH CARE/PRIVATE DUTY, INC., AND THE SHAREHOLDERS OF ARIZONA HOME HEALTH CARE/PRIVATE DUTY, INC.

         5.4 MARKET STANDOFF. Such Shareholder agrees that he, she or it will not, without the prior written consent of Parent and/or the managing underwriter(s), during the period commencing on the date of filing of a registration statement by Parent pursuant to an underwritten public offering by Parent of its capital stock or securities convertible into its capital stock and ending on the date specified by Parent and the managing underwriter(s) (such period not to exceed 180 days following the filing of the final prospectus relating to such offering), transfer or dispose of any shares of Parent Common Stock owned by such Shareholder. In order to enforce the foregoing covenant, Parent may impose stop-transfer instructions with respect to such securities of the Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                                   ARTICLE 6
                              ADDITIONAL AGREEMENTS
                              ---------------------

         6.1 OPERATION OF BUSINESS PRIOR TO EFFECTIVE TIME. Between the date hereof and the Effective Time, the Company will operate its business in the Ordinary Course of Business and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use all commercially reasonable efforts to seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Effective Time:

                  (a) the Company shall not do any of the following without the prior written consent of Parent:

                           (i) amend its Articles of Incorporation or bylaws (or
other similar governing instrument);

                           (ii) except as set forth in the Company Disclosure
Schedule, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents (including any stock options or stock appreciation rights);

                           (iii) split, combine or reclassify any shares of its
capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to Shareholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities other than shares repurchased from employees at their original cost;

                           (iv) adopt a plan of complete or partial liquidation,
dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger) or otherwise permit the corporate existence of the Company or the rights or franchises or any license, permit or authorization under which its business operates to be suspended, lapsed or revoked;

                           (v) create or form any subsidiary;

                           (vi) (A) incur or assume any long-term or short-term
debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business, or modify or agree to any amendment of the terms of any of the foregoing; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of subsidiaries of the Company incurred in the ordinary course of business; (C) make any loans, advances or capital contributions to or investments in any other person; (D) pledge or otherwise encumber shares of capital stock of the Company; or (E) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Encumbrances thereupon;

                           (vii) except as may be required by law, enter into,
adopt or amend or terminate any Plan or Benefit Plan, including, without limitation, any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units);

                           (viii) hire additional employees of the Company,
materially increase the compensation of employees, or enter into employment agreements or contracts, except in the ordinary course of business;

                           (ix) (A) acquire, sell, lease, license, transfer or
otherwise dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $10,000 in the aggregate or that are otherwise material to the Company, other than sales of its products and licenses of software (other than exclusive licenses) in the ordinary course of business consistent with past practices, or (B) enter into any exclusive license, distribution, marketing, sales or other agreement;

                           (x) except as may be required as a result of a change
in law or in generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

                           (xi) revalue any of its assets, including writing
down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business;

                           (xii) (A) acquire (by merger, consolidation or
acquisition of stock or assets) any corporation, partnership or other entity or division thereof or any equity interest therein; (B) enter into any contract or agreement that would be material to the Company, (C) amend, modify, waive or terminate any right under any material contract in any way or any right under any other contract in any material way; (D) modify its standard Company warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any manner that is adverse to the Company or any of its subsidiaries; or (E) authorize any new capital expenditure or expenditures that individually is in excess of $10,000 or in the aggregate are in excess of $25,000;

                           (xiii) permit any insurance policy naming it as a
beneficiary or loss payee to expire, or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Parent is obtained and in effect;

                           (xiv) settle or compromise any pending or threatened
suit, action or claim that (A) relates to the transactions contemplated hereby or (B) the settlement or compromise of which would be for more than $10,000 in any single case, or $25,000 in the aggregate, or that would otherwise be material to the Company;

                           (xv) make any payment to any shareholder, officer,
director or employee of the Company or any affiliate or relative of any of them except for senior staff bonuses earned for the year and payment for services rendered by any such person as an employee or independent contractor of the Company in the ordinary course of business consistent with past practice;

                           (xvi) make or change any material election in respect
of Taxes, amend any Tax Return, adopt or change any accounting method in respect of Taxes, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settlement or compromise of any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Governmental or Legal Authority or otherwise; or

                           (xvii) take, or agree in writing to take, any action
that would make the representations or warranties of the Company and the Shareholders contained in this Agreement untrue or incorrect).

                  (b) The Company shall:

                           (i) maintain the assets and properties of the Company
in the Ordinary Course of Business in the manner historically maintained by the Company, reasonable wear and tear, damage by fire and other casualty excepted;

                           (ii) promptly repair, restore or replace any assets
or properties of the Company in the Ordinary Course of Business consistent with past practice;

                           (iii) upon any damage, destruction or loss to any of
the assets or properties of the Company, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof;

                           (iv) comply with all applicable laws;

                           (v) file all foreign, federal, state and local Tax
Returns required to be filed and make timely payment of all applicable Taxes when due and pay the expenses of preparation therefor (other than where the Company is disputing any such obligation in good faith);

                           (vi) take all actions reasonably necessary to be in
compliance with all material contracts and to maintain the effectiveness of all of the Company's Permits;

                           (vii) notify Parent of any action, event, condition
or circumstance, or group of actions, events, conditions or circumstances, relating to the Company or any other Person that results in, or would reasonably be expected to result in, a Material Adverse Effect on the Company;

                           (viii) notify Parent in writing of the commencement
of any proceeding by or against the Company or any of its subsidiaries; and

                           (ix) pay accounts payable and pursue collection of
its accounts receivable in the ordinary course of business, consistent with past practices.

         6.2 NO SOLICITATION OR NEGOTIATION. Between the date hereof and the earlier of the termination of this Agreement and October 31, 2004, the Company will not (nor will the Company permit any of the Company's officers, directors, employees, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any person other than Parent, Holding Co. and Acquisition Co.: (i) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company; (ii) provide information with respect to it or any of its subsidiaries to any person, other than Parent,

Holding Co. and Acquisition Co., relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its or their capital stock or assets or any equity interest in the Company; or (iii) enter into any agreement with any person providing for the possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its or their capital stock or assets or any equity interest in the Company. In addition, the Company also agrees that, unless and until this Agreement is terminated in accordance with its terms, it will not commence, be involved in, or take any actions in furtherance of, the process of becoming a public company through an initial public offering.

         6.3 ACCESS TO INFORMATION. Between the date hereof and the Effective Time, the Company shall give Parent and its authorized representatives (including, without limitation, its attorneys and accountants), upon reasonable notice from Parent, reasonable access to all employees, customers, plants, offices, warehouses and other facilities, to (and where necessary, provide copies of) all books and records, contracts and all personnel files of current employees of the Company and its subsidiaries as Parent may reasonably require, and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request.

         6.4 PUBLIC ANNOUNCEMENTS; COMPANY LITERATURE. None of Parent, Holding Co., Acquisition Co. or the Company shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Merger, without the prior consent of Parent, Holding Co. and Acquisition Co. (in the case of the Company) or the Company (in the case of Parent, Holding Co. or Acquisition Co.), except as may be required by applicable law, including any determination by Parent that a press release or other public statement is required under applicable securities or regulatory rules. If any party determines, with the advice of counsel, that it is required by applicable law to make this Agreement or any terms thereof public, it shall consult with the other parties regarding such disclosure and seek confidential treatment for such terms or portions of this Agreement as may be requested by the other parties. The parties agree there shall be no public announcement of this Agreement or the consummation of the Merger except as may be required by applicable law. The parties agree to announce this Agreement or the consummation of the Merger to the Company's employees, customers, vendors and strategic partners at such time and in such form as is mutually agreed upon by all parties to this Agreement.

         6.5 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by the Company to be untrue or inaccurate at or prior to the Effective Time or (ii) any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this SECTION 6.5 shall not cure such breach or non-compliance by the Company, limit or otherwise affect the remedies available hereunder to Parent, or constitute an amendment of any representation, warranty or statement in this Agreement or the Company Disclosure Schedules.

         6.6 FEES AND EXPENSES. Whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the Merger, this Agreement and the other agreements and transactions contemplated hereby and thereby, including all legal, accounting, financial advisory, broker's consulting and other fees and expenses of third parties incurred by a party in connection with the negotiation, documentation and effectuation of the terms and conditions of the Merger, this Agreement and the other agreements and transactions contemplated hereby and thereby ("Third Party Expenses"), shall be the obligation of the respective party incurring such Third Party Expenses. Notwithstanding the foregoing, the Shareholders shall severally be responsible and bear all costs and expenses incurred and fees payable for counsel for the Company in connection with the contemplated Transactions and all of the fees payable to any broker, finder or financial intermediary representing the Company, except to the extent such expenses are paid by the Company prior to the Closing. The Shareholders shall further personally and severally bear the incremental costs (if any) of bringing the Company's accounting Books and Records to a state which is in accordance with sound business practices and in accordance with GAAP in preparation for Parent's audit of such accounting Books and Records.

         6.7 CONFIDENTIALITY. The parties hereto will maintain in confidence, and will cause their directors, officers, employees, agents, Affiliates and advisors to maintain in confidence, any written, oral or other information furnished by another party to this Agreement in connection with the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by law. If the Merger is not consummated, each party will return or, at the request of the party supplying the information, destroy as much of such written information as the other party may reasonably request.

         6.8 MARKET STANDSTILL. Until the later of (a) the date on which this agreement is terminated pursuant to Article 8 below, or (b) the date on which the Company and/or any Shareholder no longer is in possession of material inside information concerning Parent, the disclosure or use of which would be in violation of applicable laws, neither the Company nor any Shareholder nor any Affiliate thereof will directly or indirectly effect the purchase or sale of any security of Parent for consideration or enter into any swap, put, call or other arrangement that transfers to another, in whole or in part and for consideration, any of the economic consequences of ownership of Parent's securities.

         6.9 PAYROLL PRACTICE. Neither Parent nor the Company shall alter or modify the timing or substance of the Company's payroll practices without the prior consent of William C. Crocker.

                                   ARTICLE 7
                    CONDITIONS TO CONSUMMATION OF THE MERGER
                    ----------------------------------------

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental or Regulatory Authority that prohibits, restrains, enjoins or restricts the consummation of the Merger; and

                  (b) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby shall have been given, obtained or complied with, as applicable.

         7.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) the representations and warranties of Parent, Holding Co. and Acquisition Co. contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date, and in any event, subject to the foregoing materiality qualification) and, at the Closing, Parent, Holding Co. and Acquisition Co. shall have delivered to the Company a certificate to that effect, executed by an officer of Parent, Holding Co. and Acquisition Co.;

                  (b) each of the covenants and obligations of Parent, Holding Co. and Acquisition Co. to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent, Holding Co. and Acquisition Co. shall have delivered to the Company a certificate to that effect, executed by an officer of Parent, Holding Co. and Acquisition Co.;

                  (c) Parent shall have delivered all of the Closing deliveries set forth in SECTION 2.10(C) above; and

                  (d) all proceedings taken by the Parent, Holding Co. and Acquisition Co. and all instruments executed and delivered by Parent, Holding Co. and Acquisition Co. on or prior to the Closing in connection with the Contemplated Transactions shall be reasonably satisfactory in form and substance to counsel for the Company.

         7.3 CONDITIONS TO THE OBLIGATIONS OF PARENT, HOLDING CO. AND ACQUISITION CO. The respective obligations of Parent, Holding Co. and Acquisition Co. to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date) and, at the Closing, the Company shall have delivered to Parent, Holding Co. and Acquisition Co. a certificate to that effect, executed by an executive officer of the Company;

                  (b) the representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date);

                  (c) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent, Holding Co. and Acquisition Co. a certificate to that effect, executed by an executive officer of the Company;

                  (d) the consents specified on SECTION 3.32 of the Company Disclosure Schedule and any other material third party consents necessary to consummate the transactions contemplated hereby shall have been given, obtained or complied with as applicable;

                  (e) there shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company or its subsidiaries having, or that would reasonably be expected to have, a Material Adverse Effect on the Company;

                  (f) William C. Crocker shall not have terminated his employment with the Company or given written or oral notice to the Company or Parent of his intention to do so after the consummation of the Merger;

                  (g) the results of Parent's due diligence investigations of the Company shall be satisfactory to Parent, as determined in its sole and absolute discretion;

                  (h) the Company and the Shareholders, as the case may be, shall have delivered all of the Closing deliveries set forth in SECTION 2.10(B) above;

                  (i) all proceedings taken by the Company and the Shareholders and all instruments executed and delivered by the Company and the Shareholders on or prior to the Closing in connection with the Contemplated Transactions shall be reasonably satisfactory in form and substance to counsel for the Parent, Holding Co. and Acquisition Co.;

                  (j) All indebtedness of the Company (including, without limitation, any outstanding shareholder loans) shall have been forgiven and extinguished; and

                  (k) Parent shall have consummated a debt or equity financing in excess of $10,000,000.

                                   ARTICLE 8
                         TERMINATION; AMENDMENT; WAIVER
                         ------------------------------

         8.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement:

                  (a) by written consent of Parent, Holding Co., Acquisition Co., and the Company;

                  (b) by Parent, Holding Co., and Acquisition Co. or the Company if (i) any court of competent jurisdiction in the United States or other United States federal or state governmental entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become non-appealable, or (ii) the Merger has not been consummated by October 31, 2004 (the "Final Date"); provided that no party may terminate this Agreement pursuant to this clause if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date.

                  (c) by the Company if (i) there shall have been a material breach of any representations or warranties on the part of Parent, Holding Co. or Acquisition Co. set forth in this Agreement or if any representations or warranties of Parent, Holding Co. or Acquisition Co. shall have become untrue in any material respect, provided that the Company has not breached any of its obligations hereunder in any material respect; or (ii) there shall have been a breach by Parent, Holding Co. or Acquisition Co. of any of their respective covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Parent, Holding Co., Acquisition Co. or the Company to consummate the Merger, and Parent, Holding Co. or Acquisition Co., as the case may be, has not cured such breach within ten business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect; or

                  (d) by Parent, Holding Co. and Acquisition Co. if (i) there shall have been a Breach of any representations or warranties on the part of the Company set forth in this Agreement or if any representations or warranties of the Company shall have become untrue in any material respect, provided that neither Parent, Holding Co., nor Acquisition Co. has breached any of their respective obligations hereunder in any material respect; or (ii) there shall have been a Breach by the Company of one or more of its covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Parent, Holding Co., Acquisition Co. or the Company to consummate the Merger, and the Company has not cured such Breach within ten business days after notice by Parent, Holding Co. or Acquisition Co. thereof, provided that neither Parent, Holding Co. nor Acquisition Co. has breached any of their respective obligations hereunder in any material respect.

         8.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to SECTION 8.1 above, this Agreement shall forthwith become void and have no effect without liability on the part of any party hereto or its Affiliates, directors, officers or Shareholders other than the provisions of this SECTION 8.2 and SECTIONS 6.2, 6.4, 6.6, 6.7, 8.3, 8.4, 10.9, 10.10, AND 10.13.

         8.3 AMENDMENT. This Agreement may be amended by action taken by the Company, Parent, Holding Co., and Acquisition Co. at any time before or after approval of the Merger by the shareholders of the Company but after any such approval no amendment shall be made that requires the approval of such shareholders under applicable law without such approval. This Agreement (including the Company Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

         8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto may, only by action taken in writing, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 9
                    ACTIONS BY THE PARTIES AFTER THE CLOSING
                    ----------------------------------------

         9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. The representations, warranties and covenants contained in or made pursuant to this Agreement or any certificate, document or instrument delivered pursuant to or in connection with this Agreement in the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder (notwithstanding any investigation, analysis or evaluation by any party hereto or their designees of the Assets and Properties, business, operations or condition (financial or otherwise) of the other party) until the third anniversary of the Effective Time; provided, however, that the representations and warranties of the parties contained in SECTIONS 3.2, 3.3, 3.24 and 5.2 shall continue to survive indefinitely in full force and effect following the Effective Time.

         9.2 INDEMNIFICATION.

                  (a) BY THE SHAREHOLDERS. Subject to the limitations set forth in SECTION 9.7, the Shareholders shall indemnify, defend and hold harmless Parent, Holding Co., Acquisition Co., the Surviving Corporation and their respective officers, directors, employees, affiliates, agents, successors, subsidiaries and assigns (collectively, the "Parent Group") as set forth below from and against any and all costs, losses (including, without limitation, diminution in value), liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, costs of mitigation, lost profits and other losses resulting from any shutdown or curtailment of operations, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, the "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any Breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by the Company in or pursuant to this Agreement, or in the other documents delivered in connection with the transactions contemplated in this Agreement, (ii) Actions or Proceedings set forth in the Company Disclosure Schedule or in the other documents delivered in connection with the transactions contemplated in this Agreement; and (iii) any Taxes which are imposed on the Company in respect of its income, business, property or operations or for which the Company may otherwise be liable (A) for any Pre-Closing Period, (B) resulting by reason of the several liability of the Company pursuant to Treasury Regulations Section 1.1502-6 or any analogous state or local law or regulation or by reason of the Company having been a member of any consolidated, combined or unitary group on or prior to the Closing Date, (C) resulting from the Company ceasing to be a member of an affiliated group (within the meaning of Section 1504(a) of the Code), (D) in respect of any Post-Closing Period, attributable to events, transactions, sales, deposits, services or rentals occurring, received or performed in a Pre-Closing Period, (E) in respect of any Post-Closing Period, attributable to any change in accounting method employed by the Company during any of its four (4) previous taxable years, (F) in respect of any Post-Closing Period, attributable to any items of income or gain of a partnership or disregarded entity reporting the Company as a partner or owner, to the extent such items are properly attributable to periods of the partnership or disregarded entity ending on or before the Closing Date, or (G) attributable to any discharge of indebtedness that may result from any capital contributions by a Shareholder (or an affiliate of a Shareholder) to the Company of any intercompany indebtedness owed by the Company to a Shareholder (or an affiliate of a Shareholder). William C. Crocker shall be responsible and liable for the first $2,000,000 of Damages arising as a result of the indemnification obligations set forth in this SECTION 9.2 (the "CAMP Portion"), and William W. Crocker shall be responsible and liable for up to $1,000,000 of Damages in excess of the Camp Portion arising as a result of the indemnification obligations set forth in this SECTION 9.2; provided, however, that William W. Crocker shall be liable for up to the first $1,000,000 of Damages arising as a result of the indemnification obligations set forth in this SECTION 9.2 to the extent that William C. Crocker is unable to pay the Camp Portion. Neither Shareholder shall be liable to indemnify Parent, Holding Co., Acquisition Co or the Surviving Corporation for any expense or liability as to which the person seeking indemnity is insured and receives insurance proceeds.

                  (b) BY PARENT. Subject to the limitations set forth in SECTION 9.7, Parent, Holding Co. and Acquisition Co. shall, jointly and severally, indemnify, defend and hold harmless the Shareholders and their respective officers, employees, agents, successors and assigns from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any Breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by Parent in or pursuant to this Agreement, or in any other documents delivered in connection with the transactions contemplated in this Agreement.

                  (c) THIRD PARTY CLAIMS; DEFENSE OF CLAIMS. If any Action or Proceeding is filed or initiated against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within ten days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such Action or Proceeding, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such Action or Proceeding and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified party, at the indemnifying party's cost, risk and expense (unless (i) the indemnifying party has failed to assume the defense of such Action or Proceeding or (ii) the named parties to such Action or Proceeding include both of the indemnifying party and the indemnified party, and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate), and to compromise or settle such Action or Proceeding, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. The indemnified party may withhold such consent if such compromise or settlement would adversely affect the conduct of business or requires less than an unconditional release to be obtained. If (i) the indemnifying party fails to assume the defense of such Action or Proceeding within 15 days after receipt of notice thereof pursuant to this SECTION 9.2, or
(ii) the named parties to such Action or Proceeding include both the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, the indemnified party against which such Action or Proceeding has been filed or initiated will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Action or Proceeding on behalf of and for the account and risk of the indemnifying party; provided, however, that such Action or Proceeding shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes defense of the Action or Proceeding, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement and will consult with, when appropriate, and consider any reasonable advice from, the indemnifying party of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this
SECTION 9.2 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgment.

         Regardless of whether the indemnifying party or the indemnified party takes up the defense, the indemnifying party will pay reasonable costs and expenses in connection with the defense, compromise or settlement for any Action or Proceeding under this SECTION 9.2.

         The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom. The indemnifying party shall pay all expenses due under this
SECTION 9.2 as such expenses become due. In the event such expenses are not so paid, the indemnified party shall be entitled to settle any Action or Proceeding under this SECTION 9.2 without the consent of the indemnifying party and without waiving any rights the indemnified party may have against the indemnifying party.

                  (d) INDEMNITY CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         9.3 RIGHT OF OFFSET. In the event that Parent suffers Damages pursuant to this ARTICLE 9, it shall have the right to offset such Damages against any future payments due to the Shareholders (including, without limitation, additional shares of Parent Common Stock issuable pursuant to SECTION 2.9(B)).

         9.4 ARTICLES OF INCORPORATION AND BYLAWS. Notwithstanding anything to the contrary in the Articles of Incorporation or Bylaws or governing documents of the Company, the indemnification provisions of this ARTICLE 9 shall take precedence over such Articles of Incorporation, Bylaws or governing documents. No Shareholder or any other officer or director of the Company prior to the Closing shall be entitled to indemnification directly or indirectly under such Articles of Incorporation, Bylaws or governing documents or otherwise for any matter upon which the Company has or might have an indemnification obligation hereunder and the Articles of Incorporation, Bylaws and governing documents shall be deemed amended accordingly. However, the provisions of this SECTION 9.4 are intended only for the regulation of relations between the Company and the Shareholders. This SECTION 9.4 is not intended for the benefit of creditors or other third parties and does not grant any rights to creditors or other third parties.

         9.5 EXCLUSIVITY. The remedies provided for in the ARTICLE 9 shall constitute the sole and exclusive remedy of the indemnified parties with respect to the Contemplated Transactions, except in the case of fraud or intentional wrongdoing.

         9.6 TREATMENT OF INDEMNITY PAYMENTS. Any indemnity payment made to an indemnified party pursuant to this Agreement shall be treated as an adjustment to the Merger Consideration to the extent permitted by Law.

         9.7 LIMITATIONS ON INDEMNIFICATION. No party shall be obligated to indemnify the other party except to the extent the cumulative amount of all indemnifiable losses of such party exceeds Twenty-Five Thousand Dollars ($25,000) (the "THRESHOLD"); provided, however, that all indemnifiable losses shall be recoverable when any indemnifiable losses, individually or in the aggregate, exceed the Threshold. Notwithstanding anything herein to the contrary, the Shareholders shall not be obligated to indemnify the Parent Group under this ARTICLE 9 with respect to any amount of indemnifiable losses, individually or in the aggregate, that exceed aggregate of Three Million Dollars ($3,000,000); provided, however, that the limitations contained in this paragraph shall not apply to (i) any fraudulent breach by any Shareholder of any representation, warranty, covenant or obligation under this Agreement or (ii) any claims relating to (a) Taxes, or (b) title to the shares of Company Common Stock.

                                   ARTICLE 10
                                  MISCELLANEOUS
                                  -------------

         10.1 FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under ARTICLE 9).

         10.2 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

                  If to Parent, Holding Co. or Surviving Corporation:

                           Crdentia Corp.
                           14115 Dallas Parkway, Suite 600
                           Dallas, Texas  75254
                           Facsimile No.: (972) 392-2722
                           Attention:  Chief Executive Officer

                  with a required copy to:

                           Morrison & Foerster LLP
                           3811 Valley Centre Drive, Suite 500
                           San Diego, CA  92130
                           Facsimile No.: (858) 720-5125
                           Attention:  Steven G. Rowles, Esq.

                  If to Shareholders:

                           William W. Crocker
                           7878 Gainey Ranch Rd.
                           Lot 47
                           Scottsdale, AZ  85258
                           Facsimile No.: (480) 905-9284

                  with a required copy to:

                           Keller Rohrback, PLC
                           3101 N. Central Avenue, Suite 900
                           Phoenix, Arizona  85012
                           Facsimile No.: (602) 230-6360
                           Attention:  Gary A. Gotto

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this SECTION 10.2, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this SECTION 10.2, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this SECTION 10.2, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         10.3 ENTIRE AGREEMENT. This Agreement (and all exhibits and schedules attached hereto, all other documents delivered in connection herewith) supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect thereto, including, without limitation, the binding provision of the letter of intent executed by the parties on June 9, 2004.

         10.4 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

         10.5 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         10.6 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under ARTICLE 9.

         10.7 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that any party's rights to indemnification under
ARTICLE 9 may be freely assigned. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. Notwithstanding any other provision of this Agreement, the rights of Parent, Holding Co. or Acquisition Co. under this Agreement may be pledged and assigned, without the consent of the Company or the Shareholders, as collateral to any secured creditor of Parent, Holding Co., or Acquisition Co., which secured creditor may enforce the rights of Parent, Holding Co. or Acquisition Co. under this Agreement.

         10.8 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         10.9 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the parties herein.

         10.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles.

         10.11 CONSENT TO JURISDICTION AND FORUM SELECTION. Each of the Parent, Holding Co., Acquisition Co. and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for the recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns will be brought and determined in the Chancery or other courts of the State of Delaware, and each of the Parent, Holding Co., Acquisition Co. and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Parent, Holding Co., Acquisition Co. and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to trial by jury.

         10.12 CONSTRUCTION. No provision of this Agreement shall be construed in favor of or against any party on the ground that such party or its counsel drafted the provision. Any remedies provided for herein are not exclusive of any other lawful remedies which may be available to either party. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

         10.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         10.14 ATTORNEY'S FEES. In the event any action is brought for enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred in said action.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, or their duly authorized officer, as of the date first above written.

                                   CRDENTIA CORP.
                                   a Delaware corporation d/b/a Crdentia


                                   By:      /S/ JAMES D. DURHAM
                                            ------------------------------------
                                   Name:    James D. Durham
                                   Title:   Chief Executive Officer


                                   CRDE CORP.
                                   a Delaware corporation


                                   By:      /S/ JAMES D. DURHAM
                                            ------------------------------------
                                   Name:    James D. Durham
                                   Title:   Chief Executive Officer


                                   AHHC ACQUISITION CORPORATION,
                                   a Delaware corporation


                                   By:      /S/ JAMES D. DURHAM
                                            ------------------------------------
                                   Name:    James D. Durham
                                   Title:   Chief Executive Officer


                                   ARIZONA HOME HEALTH CARE/PRIVATE DUTY, INC., an Arizona corporation


                                   By:      /S/ WILLIAM C. CROCKER
                                            ------------------------------------
                                   Name:    William C. Crocker
                                   Title:   President


                                   /S/ WILLIAM W. CROCKER
                                   ---------------------------------------------
                                   William W. Crocker


                                   /S/ WILLIAM C. CROCKER
                                   ---------------------------------------------
                                   William C. Crocker

          [SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF REORGANIZATION]

                                    EXHIBIT A

                               ARTICLES OF MERGER

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT B

                              CERTIFICATE OF MERGER

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT C

                              EMPLOYMENT AGREEMENT


                                 CRDENTIA CORP.

                         EXECUTIVE EMPLOYMENT AGREEMENT

--------------------------------------------------------------------------------

This Executive Employment Agreement (the "AGREEMENT"), dated __________ __, 2004, is between Crdentia Corp., a Delaware corporation (the "COMPANY") and William C. Crocker, an individual residing at Phoenix, Arizona ("EXECUTIVE").

1. POSITION AND RESPONSIBILITIES

         a. POSITION. Executive is employed by the Company to render services to the Company in the position of Senior Vice President. Executive shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Company. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company's sole discretion.

         b. OTHER ACTIVITIES. Except upon the prior written consent of the Company, Executive will not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Executive's duties and responsibilities hereunder or create a conflict of interest with the Company.

         c. NO CONFLICT. Executive represents and warrants that Executive's execution of this Agreement, Executive's employment with the Company, and the performance of Executive's proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

2. COMPENSATION AND BENEFITS

         a. BASE SALARY. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary at the rate of One Hundred Fifteen Thousand Dollars ($115,000) per year ("BASE SALARY"). The Base Salary shall be paid in accordance with the Company's regularly established payroll practice. Executive's Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company; provided, however, that the Base Salary will be increased by no less than ten percent (10%) on each yearly anniversary of the date of this Agreement.

         b. BENEFITS. Executive shall be eligible to participate in the benefits made generally available by the Company to similarly-situated Executives, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company's sole discretion.

         c. BONUS PROGRAM. Executive shall be eligible to participate in the Bonus Program made generally available to the Company's Executives ("BONUS PROGRAM"), such participation to be in accordance with the terms of the Bonus Program established by the Company, and as made by amended from time to time in the Company's sole discretion.

         d. EXPENSES. The Company shall reimburse Executive for reasonable business expenses incurred in the performance of Executive's duties hereunder in accordance with the Company's expense reimbursement guidelines.

3. AT-WILL EMPLOYMENT; TERMINATION BY COMPANY

         The employment of Executive shall be "at-will" at all times from and after the third anniversary of the date hereof. The Company may terminate Executive's employment with the Company (i) "For Cause" (as defined below) at any time or (ii) at any time after the third anniversary of the date hereof, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after any such termination, all obligations of the Company under this Agreement shall cease.

4. OTHER TERMINATIONS BY COMPANY

         a. TERMINATION FOR CAUSE. For purposes of this Agreement, "For Cause" shall mean: (i) Executive commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Executive willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Executive willfully commits a material breach of this Agreement, which breach is not cured within twenty days after written notice to Executive from the Company;
(iv) Executive willfully refuses to implement or follow a lawful policy or directive of the Company, which breach is not cured within twenty days after written notice to Executive from the Company; or (v) Executive engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally after written notice thereof from the Company. The Company may terminate Executive's employment For Cause at any time, without any advance notice. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of The Company under law; and thereafter all obligations of the Company under this Agreement shall cease.

         b. BY DEATH. Executive's employment shall terminate automatically upon Executive's death. The Company shall pay to Executive's beneficiaries or estate, as appropriate, any compensation then due and owing. Thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect any entitlement of Executive's heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

         c. BY DISABILITY. If Executive becomes eligible for the Company's long term disability benefits or if, in the sole opinion of the Company, Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any physical or mental impairment for more than ninety consecutive days or more than one hundred and twenty days in any twelve-month period, then, to the extent permitted by law, the Company may terminate Executive's employment. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect Executive's rights under any disability plan in which Executive is a participant.

5. TERMINATION BY EXECUTIVE

         a. AT-WILL TERMINATION BY EXECUTIVE. Executive may terminate employment with the Company at any time for any reason or no reason at all, upon four weeks' advance written notice. During such notice period Executive shall continue to diligently perform all of Executive's duties hereunder. The Company shall have the option, in its sole discretion, to make Executive's termination effective at any time prior to the end of such notice period as long as the Company pays Executive all compensation to which Executive is entitled up through the last day of the four week notice period. Thereafter all obligations of the Company shall cease.

6. TERMINATION OBLIGATIONS

         a. RETURN OF PROPERTY. Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Executive incident to Executive's employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive's employment.

         b. RESIGNATION AND COOPERATION. Upon termination of Executive's employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Company. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive's employment by the Company.

         c. CONTINUING OBLIGATIONS. Executive understands and agrees that Executive's obligations under Sections 6, 7, and 8 herein (including Exhibits A and B) shall survive the termination of Executive's employment for any reason and the termination of this Agreement.

7. INVENTIONS AND PROPRIETARY INFORMATION; PROHIBITION ON THIRD PARTY
   INFORMATION

         a. PROPRIETARY INFORMATION AGREEMENT. Executive agrees to sign and be bound by the terms of the Proprietary Information and Inventions Agreement, which is attached as Exhibit A ("PROPRIETARY INFORMATION AGREEMENT").

         b. NON-SOLICITATION. Executive acknowledges that because of Executive's position in the Company, Executive will have access to material intellectual property and confidential information. During the term of Executive's employment and for one year thereafter, in addition to Executive's other obligations hereunder or under the Proprietary Information Agreement, Executive shall not, for Executive or any third party, directly or indirectly (a) divert or attempt to divert from the Company any business of any kind, including without limitation the solicitation of or interference with any of its customers, clients, members, business partners or suppliers, or (b) solicit or otherwise induce any person employed by the Company to terminate his employment.

         c. NON-DISCLOSURE OF THIRD PARTY INFORMATION. Executive represents and warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Executive acknowledges and agrees that any violation of this provision shall be grounds for Executive's immediate termination and could subject Executive to substantial civil liabilities and criminal penalties. Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

8. ARBITRATION

Executive agrees to sign and be bound by the terms of the Arbitration Agreement, which is attached as Exhibit B.

9.       AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized representative of the Company other than Executive. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

10. ASSIGNMENT; BINDING EFFECT

         a. ASSIGNMENT. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

         b. BINDING EFFECT. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

11. NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. Executive shall be obligated to notify the Company in writing of any change in Executive's address. Notice of change of address shall be effective only when done in accordance with this paragraph.

Company's Notice Address:

14114 Dallas Parkway, Suite 600
Dallas, TX 75240
Attn: Chief Executive Officer

Executive's Notice Address:

10371 N. 124th Street
Scottsdale, Arizona  85259

12. SEVERABILITY


If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

13. TAXES

All amounts paid under this Agreement (including without limitation Base Salary and Severance) shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

14. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

15. INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

16. OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Executive agrees that any and all of Executive's obligations under this agreement, including but not limited to Exhibits A and B, shall survive the termination of employment and the termination of this Agreement.

17. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

18. AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

19. ENTIRE AGREEMENT

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive's employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Proprietary Information Agreement attached as Exhibit A and the Arbitration Agreement attached as Exhibit B). To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Executive's duties, position, or compensation will not affect the validity or scope of this Agreement.

20. EXECUTIVE ACKNOWLEDGEMENT

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THIS AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO THIS AGREEMENT FREELY BASED ON EXECUTIVE'S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.


IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CRDENTIA CORP.:                                   EXECUTIVE:



By: ________________________                      By: ________________________
Name: James D. Durham                             Name: William C. Crocker
Title: Chief Executive Officer

                                    EXHIBIT D

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT E

                          COMPANY OFFICER'S CERTIFICATE

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT F

                          COMPANY SECRETARY CERTIFICATE

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT G

                                     RELEASE

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT H

                          OPINION OF COUNSEL TO COMPANY

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT I

                          PARENT OFFICER'S CERTIFICATE

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT J

                          PARENT SECRETARY CERTIFICATE

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT K

                        RECEIVABLES ALLOCATION AGREEMENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT L

                                LANDLORD CONSENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT M

                        DEPOSIT ACCOUNT CONTROL AGREEMENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT N

                           ASSIGNMENT OF UNDERTAKINGS
                   UNDER AGREEMENT AND PLAN OF REORGANIZATION

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                 SCHEDULE 2.7(A)

                           CLOSING DATE BALANCE SHEET

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

                                 SCHEDULE 2.7(B)

                        CLOSING DATE ACCOUNTS RECEIVABLE

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

                          COMPANY DISCLOSURE SCHEDULES

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.